Exhibit 10.3

LOAN AGREEMENT
between
AZ-WATERS EDGE, LLC, an Arizona limited liability company,
OASIS INDIAN BEND LLC, a Delaware limited liability company,
HL NEWCO, LLC, a Delaware limited liability company,
NT 233 OAK CREEK LOTS, LLC, an Arizona limited liability company,
CA-DALEY, LLC, an Arizona limited liability company,
IMH LR REAL ESTATE, LLC, an Arizona limited liability company,
IMH LR CLUBHOUSE, LLC, an Arizona limited liability company,
SOUTHWEST ACQUISITIONS, LLC, a Delaware limited liability company,
IMH SPECIAL ASSET NT 139, LLC, a Delaware limited liability company,
BUENA YUMA, LLC, an Arizona limited liability company, and
IMH SPECIAL ASSET NT 140, LLC, an Arizona limited liability company,
Collectively, AS BORROWER
and
CALMWATER CAPITAL 3, LLC,
a California limited liability company
AS LENDER
Executed as of January 23, 2015

1

Exhibit 10.3

LOAN AGREEMENT
THIS LOAN AGREEMENT (this "Agreement") is dated as of January 23, 2015, by and between AZ-WATERS EDGE, LLC, an Arizona limited liability company (“AZ-Waters Edge”), OASIS INDIAN BEND LLC, a Delaware limited liability company (“Oasis Indian Bend”), HL NEWCO, LLC, a Delaware limited liability company (“HL Newco”), NT 233 OAK CREEK LOTS, LLC, an Arizona limited liability company (“NT 233 Oak Creek Lots”), CA-DALEY, LLC, an Arizona limited liability company (“CA-Daley”), IMH LR REAL ESTATE, LLC, an Arizona limited liability company (“IMH LR Real Estate”), IMH LR CLUBHOUSE, LLC, an Arizona limited liability company (“IMH LR Clubhouse”), SOUTHWEST ACQUISITIONS, LLC, a Delaware limited liability company (“Southwest Acquisitions”), IMH SPECIAL ASSET NT 139, LLC, a Delaware limited liability company (“IMH Special Asset NT 139”), BUENA YUMA, LLC, an Arizona limited liability company (“Buena Yuma”), and IMH SPECIAL ASSET NT 140, LLC, an Arizona limited liability company (“IMH Special Asset NT 140” and, together with AZ-Waters Edge, Oasis Indian Bend, HL Newco, NT 233 Oak Creek Lots, CA-Daley, IMH LR Real Estate, IMH LR Clubhouse, Southwest Acquisitions, IMH Special Asset NT 139, and Buena Yuma, individually, collectively, jointly and severally “Borrower”), and CALMWATER CAPITAL 3, LLC, a California limited liability company (together with its successors and assigns, "Lender").
R E C I T A L S
A.    The applicable Borrower is (i) the owner in fee simple of each land in Arizona, Texas, Minnesota described in Exhibit A attached hereto and incorporated herein by reference (individually and collectively, as the context may require, the "Real Property"), which Real Property is more particularly described in Exhibits A-2, A-3, A-5, A-6, A-9 and A-10 attached hereto and incorporated herein by reference and (ii) the holder of the first priority mortgages and notes secured by the applicable real property described in Exhibits A-1, A-4, and A-21 attached hereto (collectively, the “Asset Loans”), which Loans are evidenced and secured by the loan documents described Exhibits A-1, A-4 and A-21 (collectively, the “Asset Loan Documents”), and (iii) the owner of the membership interests in IMH Gabella (as defined below), which is the owner of the real property more particularly described in Exhibit A-7 attached hereto and incorporated herein by reference. The "Improvements" referenced in the Security Instrument (defined below) are collectively referred to herein as the "Improvements". As used herein, the term "Property" shall individually and collectively mean, as the context may require, each Real Property and the Improvements thereon, all related personal property, and all other "Property" described in each applicable Security Instrument. The Properties and the Loans are collectively referred to herein as the “Assets”.
B.    Borrower has applied to Lender for a loan in the amount of up to TWENTY-FOUR MILLION, THREE HUNDRED SIXTY-FIVE THOUSAND AND NO/100 DOLLARS ($24,365,000.00) (the "Loan") for refinancing the Assets and for certain costs related thereto, and Lender is willing to make the Loan on the terms and conditions hereinafter set forth. The Loan is evidenced by, among other things, that certain Promissory Note, dated as of the date hereof made by Borrower in the original principal amount of $24,365,000.00 and payable to Lender (such Promissory Note, together with all amendments, modifications and/or supplements thereto are hereinafter collectively referred to as the "Note"). The terms and provisions of the Note are hereby incorporated by reference in this Agreement.
C.    Borrower’s obligations under the Loan will be secured by, among other items, (i) each first priority Deed of Trust, Security Agreement and Financing Statement and Mortgage, Security Agreement and Financing Statement dated as of the date hereof, from Borrower to the trustee named therein for the benefit of Lender, or to Lender, as the case may be, encumbering the Properties, and granting Lender a first priority lien in the Properties (collectively, the "Real Property Security Instrument") (ii) the Collateral Security Agreement dated as of the date hereof from Borrower to Lender and each assignment of the Asset Loan Documents (collectively, the "Asset Loan Security Instrument"), and (iii) the Pledge and Security Agreement dated as of the date hereof from Southwest Acquisitions to Lender and the assignment of membership interests in IMH Gabella and the Pledge and Security Agreement dated as of the date hereof from IMHFC (as defined below) to Lender and the assignment of membership interests in IMH Special Asset NT 175-AVN (as defined below) (collectively, the “Pledge Security Instrument” and together with the Real Property Security Instrument and the Asset Loan Security Instrument, collectively, the “Security Instrument”).
NOW, THEREFORE, Borrower and Lender agree as follows:
ARTICLE 1.
DEFINITIONS
1.1    INCORPORATION OF EXHIBITS AND SCHEDULE. Exhibits A through F and Schedules 1-4 to this Agreement, attached hereto are incorporated in this Agreement and expressly made a part hereof by this reference.
1.2    DEFINED TERMS. The following capitalized terms generally used in this Agreement shall have the meanings defined or referenced below. Certain other capitalized terms used only in specific sections of this Agreement are defined in such sections.
"ADA" means the Americans with Disabilities Act, 42 U.S.C. §§ 12101, et. seq. as now or hereafter amended or modified.
"Affiliate" of any Person means (a) any other Person which directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person, (b) any other Person with five percent (5%) or more of the equity interest of which is held beneficially or of record by such Person (in each case, directly or indirectly), (c) with respect to Borrower or any Guarantor, any partner or member in Borrower or any Guarantor (other than partners or members that obtain an interest in Borrower or Guarantor in violation of the terms of the Loan Documents), and (d) any Guarantor or Borrower.
"Affiliate Fees" shall have the meaning ascribed to such term in Section 3.1.1(z) hereof.
"Agreement" shall have the meaning ascribed to such term in the preamble hereto.

“Apple Valley Property” shall mean the Real Property described on Exhibit A-7 attached hereto and all Improvements and Property relating thereto.
"Applicable Laws" shall have the meaning ascribed to such term in Section 6.18 hereof.
"Approved Budget" shall have the meaning ascribed to such term in Section 10.6 hereof.
"Asset Borrowers" shall have the meaning ascribed to such term in Section 4.1 hereof.
"Asset Loan" shall have the meaning ascribed to such term in Recital A hereof.
"Asset Loan Documents" shall have the meaning ascribed to such term in Recital A hereof.
"Assets" shall have the meaning ascribed to such term in Recital A hereof.
“BACA” shall mean that certain Blocked Account Control Agreement more specifically identified in Exhibit B attached hereto.
"Bankruptcy" means with respect to any Person, if such Person (a) makes an assignment for the benefit of creditors, (b) files a voluntary petition in bankruptcy, (c) is adjudged a bankrupt or insolvent, or has entered against itself an order for relief, in any bankruptcy or insolvency proceeding, (d) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, (e) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, (f) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (g) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment, without such Person’s consent or acquiescence, of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated.
"Bankruptcy Code" means the Bankruptcy Reform Act of 1978 (11 USC § 101‑1330) as now or hereafter amended or recodified.
"Borrower" shall have the meaning ascribed to such term in the preamble hereto.
"Business Day" means a day of the week (but not a Saturday, Sunday or public holiday on which the banking institutions in Los Angeles, California are authorized or required by law to be closed) on which the offices of Lender are open to the public for carrying on substantially all of Lender’s business functions. Unless specifically referenced in this Agreement as a Business Day, all references to "days" shall be to calendar days.

"Capital Improvement Budget" shall mean the capital budget attached hereto as part of Exhibit C.
"Carveout Guaranty" means the Indemnity and Guaranty Agreement dated as of the date hereof, made by Guarantor in favor of Lender, as modified, amended and/or supplemented from time to time.
“Cash Collateral Account” shall have the meaning ascribed to such term in Section 2.4(b) hereof.
“Cash Collateral Agreement” means an agreement by and among Borrower, Lender and a bank reasonably acceptable to Lender regarding the handling of funds in the Cash Collateral Account and more specifically identified in Exhibit B attached hereto.
"Code" means the Internal Revenue Code of 1986, as amended.
“Collateral” means any property, real or personal, tangible or intangible, now or in the future securing the Loan and/or Borrower’s other obligations to Lender, including but not limited to the property and interests covered by the Loan Documents.
"Control" means the possession, directly or indirectly, of the power to cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, family relationship or otherwise. Controlled and Controlling shall have correlative meanings.
"Default" means an event, omission or condition, that, with the giving of notice or lapse of time or both, would constitute an Event of Default.
"Effective Date" means the first date Lender disburses any funds into escrow (and, in all events, interest or amounts funded and deemed funded shall begin to accrue interest on the date Lender disburses any funds into escrow).
"Environmental Indemnity Agreement" means that certain Hazardous Substances Indemnity Agreement dated as of the date hereof, executed by Borrower and Guarantor, collectively, in favor of Lender , as modified, amended and/or supplemented from time to time.
"Environmental Laws" shall have the meaning ascribed to such term in Section 7.1(a) hereof.
"Environmental Report" means that certain (i) Reliance Letter dated December 18, 2014 with respect to Phase I Environmental Report dated November 11, 2014 and prepared by AEI Consultants as Project No. 336345 and 336346, with respect to the Property described in Exhibit A-1 for the benefit of Lender, (ii) Phase I Environmental Report dated December 29, 2014 and prepared by AEI Consultants as Project No. 337754, with respect to the Property described in Exhibit A-2 for the benefit of Lender, (iii) Phase I Environmental Report dated December 29, 2014 and prepared by AEI Consultants as Project No. 337755, with respect to the Property described in Exhibit A-7 for the benefit of Lender, (iv) Phase I Environmental Report dated

December 29, 2014 and prepared by AEI Consultants as Project No. 337760, with respect to the Property described in Exhibit A-4 for the benefit of Lender, (v) Phase I Environmental Report dated December 29, 2014 and prepared by AEI Consultants as Project No. 337758, with respect to the Property described in Exhibit A-3 for the benefit of Lender, (vi) Phase I Environmental Report dated December 29, 2014 and prepared by AEI Consultants as Project No. 337757, with respect to the Property described in Exhibit A-5 and A-6 for the benefit of Lender, (vii) Phase I Environmental Report dated December 29, 2014 and prepared by AEI Consultants as Project No. 337761, with respect to the Property described in Exhibit A-9 for the benefit of Lender, and (viii) Phase I Environmental Report dated December 30, 2014 and prepared by AEI Consultants as Project No. 337759, with respect to the Property described in Exhibit A-10 for the benefit of Lender.
"ERISA" means the Employee Retirement Income Security Act of 1974, and any regulations issued pursuant thereto, as now or from time to time hereafter in effect.
"Event of Default" shall have the meaning ascribed to such term in Section 11.1 hereof.
“Force Majeure” means a delay or delays caused by unusually adverse weather conditions, earthquake or other acts of God, strikes, lockouts, acts of public enemy, riots or insurrections or any other unforeseen circumstances or events beyond the control of Borrower (except financial circumstances or events or matters which may be resolved by the payment of money).
"GAAP" means generally accepted accounting principles in the United States of America as of the date of the applicable financial report.
"Governmental Authority" means any federal, state, county or municipal government, or political subdivision thereof, any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, or any court or administrative tribunal.
"Gross Operating Income" shall have the meaning ascribed to such term in Section 10.5(a).
"Gross Rents" means an amount equal to the rent payments received from the Property.
"Guarantor" means IMH Financial Corporation, a Delaware corporation, and with respect to any other guaranty now or hereafter executed in connection with the Loan, any other Person who, or which, in any manner, is or becomes obligated to Lender thereunder (collectively or jointly and severally as the context thereof may suggest or require).
"Hazardous Substances" shall have the meaning ascribed to such term in Section 7.1(a) hereof.
“IMHFC” shall mean IMH Financial Corporation, a Delaware corporation.
"Improvements" shall have the meaning ascribed to such term in Recital A hereof.

“Laughlin Ranch Management Agreement” means that certain Management Services Agreement dated _____, 2011 by and between IMH LR Golf, LLC and Hampton Golf, Inc.
"Leases" means any lease, occupancy agreement, sublease or other agreement creating possessory rights in all or any portion of any Property.
"Lender" shall have the meaning ascribed to such term in the preamble hereto.
"Lender Expenses" shall have the meaning ascribed to such term in Section 2.3(a) hereof.
"Loan" shall have the meaning ascribed to such term in Recital B hereof.
"Loan Commitment Fee" shall have the meaning ascribed to such term in the Note.
"Loan Documents" means those documents, as hereafter modified, amended and/or supplemented from time to time, properly executed and in recordable form, if necessary, listed in Exhibit B hereof as Loan Documents.
“Loan-to-Value Ratio” means the ratio of (a) the Outstanding Principal Balance as of the date in question, to (b) the appraised value of the Assets as of such date, as determined by Lender in its sole but good faith discretion whether pursuant to its underwriting practices or an updated appraisal, which determination shall be conclusive absent manifest error.
"Lockbox Agreement" means that certain Lockbox and Security Agreement, between Borrower and Lender of even date herewith.
"Material Agreements" shall mean (i) each Material Lease, (ii) each management, brokerage or leasing agreement (other than the Property Management Agreement), and (iii) any cleaning, maintenance, service or other contract or agreement of any kind (other than the Leases) of a material nature (materiality for purposes of this definition shall mean any contract with a term longer than one year and providing for payment of more than Fifty Thousand Dollars ($50,000)), in either case relating to the ownership, development, leasing, management, use, operation, maintenance, repair, improvement or restoration of any Property, whether written or oral.
“Material Lease” shall mean any lease for more than five thousand (5,000) rentable square feet of space or having gross rent of $1.65 per square foot or more.
"Maturity Date" shall have the meaning ascribed to such term in the Note.
"Net Sale Proceeds" means, in connection with a partial release pursuant to and in strict accordance with Section 8.2 below, gross sale proceeds less arms‑length brokerage fees, reasonable attorney’s fees and closing charges payable to third parties not affiliated with Borrower and customary closing expenses and prorations, which in no event shall exceed in the aggregate more than seven percent (7.0%) of the gross sales price for that portion of the Property being sold and partially released from the Loan Documents, unless otherwise consented to by Lender in the exercise of its sole, but good faith discretion, but without deduction for taxes of any kind (except real property taxes and documentary transfer taxes) of Borrower (or any Affiliate thereof), whether actually paid or deducted pursuant to prorations.
“Net Operating Income” shall mean: an amount equal to the Gross Rents and any other income generated from the Property for the period being measured, minus the sum of (x) an adjustment for vacancy/collection losses with respect to the Oasis Property only equal to the greater of (i) five percent (5%), or (ii) a higher vacancy rate as determined by Lender in its reasonable discretion based upon the then prevailing vacancy rates in the applicable sub-market for a similar property at the time of such determination); and (y) the Operating Expenses (defined below) for the period being measured; and (z) an amount for management expenses not less than the lesser of (aa) four percent (4%) of the amount of Gross Rents and any other income generated from the property, reduced by any adjustment for vacancy/collection losses with respect to the Oasis Property, or (bb) the actual management expenses of the Property as of the date of determination.
“Non-Operating Borrower” shall mean each Borrower identified on Schedule 1 attached hereto.
"Note" shall have the meaning ascribed to such term in Recital B hereof.
“Oasis Property” means the property owned by Oasis Indian Bend.
“Oasis Property Management Agreement” means that certain Management Agreement dated February 1, 2014, by and between Oasis Indian Bend LLC and Colliers Property Management Services Houston, LLC.
"OFAC" shall have the meaning ascribed to such term in Section 6.18 hereof.
"OFAC Laws and Regulations" shall have the meaning ascribed to such term in Section 6.18 hereof.
"Operating Agreements" shall mean, collectively, any covenants, restrictions or agreements of record relating to the construction, operation or use of the Assets.
“Operating Assets” shall mean those Properties identified on Schedule 2 attached hereto.
“Operating Borrower” shall mean each Borrower that owns an Operating Asset.
"Operating Budget" shall have the meaning ascribed to such term in Section 10.6 hereof.
"Operating Expenses" means for purposes of calculating Net Operating Income all actual operating expenses and disbursements of every kind, nature or description actually paid or due and payable (and accrued even if not payable in the case of real property taxes and insurance premiums) during (or projected by Lender to be incurred for) the period being measured, including, without limitation, those for leasing, management, operation, maintenance, repairs, annual taxes, bond assessments, ground lease payments, insurance, utilities and other annual expenses (but not tenant retrofit and lease commission costs) actually expended, on a cash basis.

Operating Expenses shall not include any interest or principal payments on the Loan or any allowance for depreciation nor shall it include asset management fees or other fees payable under the operating agreement of Borrower. Operating Expenses shall not include any management expenses to the extent that such management expenses have already been deducted from Net Operating Income pursuant to the definition of Net Operating Income contained herein.
"Outstanding Principal Balance" means the then outstanding principal balance of the Loan.
"Participant" shall have the meaning ascribed to such term in Section 12.13 hereof.
"Patriot Act" shall have the meaning ascribed to such term in Section 6.18 hereof.
"Payment Date" shall have the meaning ascribed to such term in the Note.
"Permitted Operating Expenses" shall have the meaning ascribed to such term in Section 10.5(b) hereof.
"Person" means any individual, corporation, partnership, limited liability company, trust, unincorporated organization or other entity.
"Prescribed Laws" shall have the meaning ascribed to such term in Section 6.18 hereof.
"Property" shall have the meaning ascribed to such term in Recital A hereof.
"Property Management Agreement" means, individually and collectively as the context may require, (i) the Oasis Property Management Agreement and the Laughlin Ranch Management Agreement, as the same may be modified, amended and/or supplemented from time to time as permitted pursuant to the terms hereof and the other Loan Documents or (ii) a Qualified Replacement Property Management Agreement if the agreement reference in clause (i) is no longer in effect.
"Property Manager" means the manager under any Property Management Agreement, and any successor property manager for the Properties as expressly permitted pursuant to this Agreement.
"Qualified Replacement Property Management Agreement" shall mean a leasing and management agreement with a Qualified Replacement Property Manager, which leasing and management agreement shall be reasonably acceptable to Lender in form and substance (such approval not to be unreasonably withheld by Lender).
"Qualified Replacement Property Manager" means a reputable and experienced property management organization/leasing agency possessing experience in managing and leasing properties similar in size, scope, use and value as the subject Property, as approved by Lender in its reasonable discretion.
"Real Property" shall have the meaning ascribed to such term in Recital A hereof.

"Released Property" shall have the meaning ascribed to such term in Section 8.2 hereof.
“REO Loan #2” shall mean the $4,385,000 loan from Lender to IMH Holdings 2, LLC, a Delaware limited liability company.
“REO Loan #2 Assets” shall mean the “Assets” as defined in the REO Loan #2 Loan Agreement.
“REO Loan #2 Borrower” shall mean IMH Holdings 2, LLC, a Delaware, limited liability company.
“REO Loan #2 Loan Agreement” shall mean that certain Loan Agreement dated as of even date herewith by and between Lender and REO Loan #2 Borrower with respect to REO Loan #2.
“REO Loan #2 Loan Documents” shall mean, individually and collectively, any and all documents evidencing or securing REO Loan #2, each as modified, amended, and/or supplemented from time to time in accordance with the terms hereof.
“REO Loan #2 Security Agreement” shall mean the “Security Instrument” as defined in the REO Loan #2 Loan Agreement.
"Required Work" shall have the meaning ascribed to such term in Section 2.5.
"Reserves" means, collectively, any reserves established under the Loan Documents.
"Security Instrument" shall have the meaning ascribed to such term in Recital C hereof.
"Senior Lender" shall mean, individually and collectively, the holder of any tax lien encumbering the Apple Valley Property, the City of Apple Valley and/or Bank of the Ozarks.
"Senior Loan" shall mean, individually and collectively, (i) any tax lien encumbering the Apple Valley Property, (ii) the $24,000,000 loan from Bank of the Ozarks encumbering the Apple Valley Property, and/or (iii) the indebtedness to the City of Apple Valley secured by a first position deed of trust on the real property owned by IMH Special Asset NT 175-AVN.
"Senior Loan Default" shall mean an "Event of Default" under the Senior Loan and as defined in the Senior Loan Documents. Lender may conclusively rely on any notice from Senior Lender of such Senior Loan Default without any inquiry into the validity thereof.
"Senior Loan Documents" shall mean, individually and collectively, any and all documents evidencing or securing the Senior Loan or otherwise executed in connection with the Senior Loan by IMH Gabella, LLC, a Delaware limited liability company (“IMH Gabella”), IMH Special Asset NT 175-AVN, LLC, an Arizona limited liability company (“IMH Special Asset NT 175-AVN” and, together with IMH Gabella, individually and collectively referred to herein as “Apple Valley Owner”), Southwest Acquisitions, Guarantor or any Affiliate of Guarantor in favor of Senior Lender, each as modified, amended, and/or supplemented from time to time in accordance with the terms hereof.
“SRE Lender” shall mean SRE Monarch Lending, LLC, a Delaware limited liability company.
“SRE Loan” shall mean the $5,000,000 loan from SRE Lender to IMHFC.
“SRE Loan Documents” shall mean, individually and collectively, that certain Loan Agreement dated as of December 31, 2014, by and between IMHFC and SRE Lender, together with any and all other documents evidencing or securing the SRE Loan, each as each as modified, amended, and/or supplemented from time to time in accordance with the terms hereof.
"Structural Engineering Report" shall have the meaning given to such term in Section 3.1.1(h) hereof.
"Subdivision Map" shall have the meaning ascribed to such term in Section 9.5 hereof.
"Survey" shall have the meaning ascribed to such term in Section 3.1.1(k) hereof.
"Tax and Insurance Reserve" shall have the meaning ascribed to such term in Section 2.4(a) hereof.
"Title Company" means each title insurance company approved by Lender that will issue the Title Policy for each Property.
"Title Policy" means an ALTA extended coverage lender’s title policy and UCC+ title policy issued by Title Company insuring the lien of the Security Instruments in the full maximum principal amount of the Loan subject only to such exceptions approved by Lender and including such endorsements as are required by Lender.
"Transfer" means the sale, transfer, hypothecation, encumbrance, mortgage, conveyance, lease, alienation, assignment, pledge, disposition, divestment, or leasing with option to purchase, or assignment of the any Asset, or any portion thereof or interest therein (whether direct or indirect, legal or equitable, including the issuance, sale, assignment, pledge, alienation, conveyance, divestment, transfer, disposition, hypothecation, mortgage or encumbrance of any direct or indirect ownership interest in Borrower or in any entity having an ownership interest in Borrower, whether direct or indirect) (or entering into any agreement or contract to do any of the foregoing that is not conditioned on compliance with the terms of the Loan Documents), or undertaking, suffering or causing any of the foregoing to occur voluntarily, involuntarily or by operation of law.
"UCC Searches" shall have the meaning ascribed to such term in Section 3.1.1(t).
ARTICLE 2.
LOAN

2.1    LOAN. By and subject to the terms of this Agreement, Lender agrees to lend to Borrower and Borrower agrees to borrow from Lender the Loan in the principal sum of TWENTY-FOUR MILLION, THREE HUNDRED SIXTY-FIVE THOUSAND AND NO/100 DOLLARS ($24,365,000.00), said sum to be evidenced by the Note. The Note shall be secured, in part by, among other things, the Security Instrument encumbering the Assets. Amounts disbursed to or on behalf of Borrower pursuant to the Note shall be used to refinance the Assets and for such other purposes and uses as may be permitted under this Agreement and the other Loan Documents.
2.2    MATURITY DATE. On the Maturity Date, all sums due and owing under this Agreement and the other Loan Documents shall be repaid in full. All payments due to Lender under this Agreement, whether at the Maturity Date or otherwise, shall be paid in immediately available funds.
2.3    FUNDING OF LOAN. Subject to the terms, provisions and conditions of this Agreement and the other Loan Documents, including, without limitation, satisfaction of the conditions precedent set forth in Section 3.1.1 hereof, on the Effective Date, Borrower agrees to borrow from Lender, and Lender shall disburse to Borrower from the proceeds of the Loan the sum of TWENTY-FOUR MILLION THREE HUNDRED SIXTY-FIVE THOUSAND AND NO/100 DOLLARS ($24,365,000.00) which shall be used for paying (A) the cost of paying off any existing financing secured by an encumbrance on the Assets, (B) out‑of‑pocket fees, costs and expenses incurred by Lender in connection with the Loan transaction, including, without limitation, all appraisal, title, escrow, engineering, environmental and attorneys’ fees and expenses (collectively, the "Lender Expenses"), (C) the Loan Commitment Fee, (D) establishment of the Tax and Insurance Reserve and (E) fees payable to the broker named in Section 12.27 of this Agreement. Borrower hereby authorizes Lender to disburse on the Effective Date such Loan proceeds directly to Lender as are necessary to pay the Lender Expenses and the Loan Commitment Fee.
2.4    ADDITIONAL RESERVES.
(a)    Tax and Insurance Impounds. Tax and insurance reserves shall be maintained by a monthly deposit by Borrower of one-twelfth (1/12th) of the annual real property taxes and assessments for the Properties and one-twelfth (1/12th) of the annual insurance premiums payable for the Properties, each as reasonably estimated by Lender (the "Tax and Insurance Reserve"). Notwithstanding the foregoing, on the Effective Date, the Tax and Insurance Reserve shall be funded in an amount which, when the required monthly payments are added thereto, will be sufficient to pay such charges when due. Borrower shall provide to Lender a copy of the applicable invoices at least thirty (30) days prior to (i) the date such Taxes become delinquent and (ii) the date such insurance premiums are due. If Lender at any time determines that any amounts paid into the Tax and Insurance Reserve are insufficient for the payment in full of such taxes, assessments, levies and/or insurance premiums, Lender shall notify Borrower of the increased amounts required to pay all amounts due, whereupon Borrower shall pay (or cause to be paid) to Lender within thirty (30) days thereafter the additional amount as stated in Lender’s notice.

So long as no Default (other than an Unintentional Non-Monetary Default (as hereinafter defined) or Event of Default has occurred and is continuing, all sums in the Tax and Insurance Reserve shall be held by Lender in the Tax and Insurance Reserve to pay annual real property taxes and assessments for the Properties when necessary so that the maximum tax discount available may be obtained with regard to the Properties and to pay insurance premiums for the Properties in one installment before the same become delinquent. Borrower shall be responsible for ensuring the receipt by Lender, at least thirty (30) days prior to the respective delinquency date for Taxes and due date for payment of insurance premiums, of all bills, invoices and statements for all real property taxes and assessments and insurance premiums to be paid from the Tax and Insurance Reserve, and, so long as no Default (other than an Unintentional Non-Monetary Default) or Event of Default hereunder or under any other Loan Document has occurred and is continuing, Lender shall pay the governmental authority or other party entitled thereto directly, to the extent funds are available for such purpose in the Tax and Insurance Reserve. In making any payment from the Tax and Insurance Reserve, Lender shall be entitled to rely on any bill, statement or estimate procured from any public office or insurance company or agent without any inquiry into the accuracy of such bill, statement or estimate and without any inquiry into the accuracy, validity, enforceability or contestability of any tax, assessment, valuation, sale, forfeiture, tax lien or title or claim thereof. The Tax and Insurance Reserve shall not, unless otherwise explicitly required by applicable law, be or be deemed to be escrow or trust funds, but, at Lender’s option and in Lender’s discretion, may either be held in a separate account or be commingled by Lender with the general funds of Lender or Lender’s loan servicer. Interest (if any) on the funds contained in the Tax and Insurance Reserve shall accrue for the benefit of and belong to Lender and shall be paid immediately to Lender. No interest on funds contained in the Tax and Insurance Reserve shall be paid by Lender to Borrower. The Tax and Insurance Reserve is solely for the protection of Lender and entails no responsibility on Lender’s part beyond the payment of taxes, assessments and insurance premiums following receipt of bills, invoices or statements therefor in accordance with the terms hereof and beyond the allowing of due credit for the sums actually received. Upon assignment of the Loan by Lender, any funds in the Tax and Insurance Reserve shall be turned over to the assignee and any responsibility of Lender, as assignor, with respect thereto shall terminate. If the total funds in the Tax and Insurance Reserve shall exceed the amount of payments actually applied by Lender for the purposes of the Tax and Insurance Reserve, such excess shall, at the option of Lender, either be credited by Lender on subsequent payments to be made hereunder or refunded to Borrower. If, however, the Tax and Insurance Reserve shall not contain sufficient funds to pay the sums required when the same shall become due (with respect to insurance premiums) or delinquent (with respect to Taxes), Borrower shall, within ten (10) days after receipt of written notice thereof, deposit with Lender the full amount of any such deficiency. If Borrower shall fail to deposit with Lender the full amount of such deficiency as provided above, such failure shall constitute an Event of Default and, without limiting Lender’s other rights and remedies by reason thereof, Lender shall have the option, but not the obligation, to make such deposit and all amounts so deposited by Lender, together with interest thereon at the Default Interest Rate from the date deposited by Lender until actually paid by Borrower, shall be immediately paid by Borrower on demand and shall be secured by the Security Instrument and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note. Upon the occurrence and during the continuance of an Event of Default, Lender may, but shall not be obligated to, to the extent permitted by law, apply at any time the balance then remaining in the Tax and Insurance Reserve against the indebtedness secured by the Security Instrument in whatever order Lender shall subjectively determine. No such application of the Tax and Insurance Reserve shall be deemed to cure any Default or Event of Default hereunder. Upon full payment of the indebtedness secured by the Loan Documents in accordance with its terms or at such earlier time as Lender may elect, the balance of the Tax and Insurance Reserve then in Lender’s possession shall be paid over to Borrower and no other party shall have any right or claim thereto. “Unintentional Non-Monetary Default” means an unintentional default hereunder or under the other Loan Documents for a reason other than Borrower’s failure to pay when due any sums payable under the Note or any of the other Loan Documents, which default Borrower has commenced to cure and will cause to be cured within the cure periods provided under the Loan Documents.
(b)    Cash Collateral Account. If during the Early Prepayment Period (as defined in the Note) (i) any Borrower shall sell any Asset to a third party that is not an Affiliate of Borrower of Guarantor in an arms-length transaction, all in accordance with the provisions of Section 8.2 below and such Asset is released from the lien of the Loan Documents, or (ii) if any payment of principal is received by Borrower under any of the Asset Loans, then the Net Sales Proceeds of the sale under clause (i) immediately above and/or the amounts received under clause (ii) immediately above, as applicable, shall be deposited into an account to be established by Borrower (the “Cash Collateral Account”) and governed by the Cash Collateral Agreement. So long as there is no Default or Event of Default continuing and Lender has approved (in Lender’s sole and absolute discretion) the New Asset (as defined below), Borrower shall have the right to apply the funds in the Cash Collateral Account for making new, first priority mortgage loans (the “New Asset”); provided, however, that the amount available for disbursement from the Cash Collateral Account for each New Asset shall not exceed forty percent (40%) of the amount advanced by Borrower for such New Asset. Lender may approve such New Asset in Lender’s sole and absolute discretion and thereafter, concurrently with any disbursement of any amounts from the Cash Collateral Account, the New Asset must be properly pledged to Lender in the same manner as the existing Asset Loans, in order for Borrower to receive any such disbursement. Borrower shall deliver a request for disbursement to Lender, at least twenty-one (21) days prior to the requested date of funding, together with all information necessary for Lender to evaluate the New Asset (similar to the conditions set forth in Section 3.1). Interest (if any) on the funds contained in the Cash Collateral Account shall accrue for the benefit of Borrower and shall be added to the Cash Collateral Account for use as provided herein. If there is an Event of Default, Lender may, but shall not be obligated to, exercise its remedies under the Cash Collateral Agreement and the other Loan Documents. At any time, and in its sole discretion, Borrower may elect to apply all or any portion of the funds held in the Cash Collateral Account as a partial repayment of the Loan, and once paid, such amounts shall not be re-advanced to Borrower. Notwithstanding anything to the contrary set forth in this Agreement or the other Loan Documents, this Section 2.4(b) shall be of no force or effect unless and until Borrower, Lender and a bank acceptable to Lender in its reasonable discretion shall have entered into Cash Collateral Agreement in form and substance reasonably acceptable to Lender.

2.5    REQUIRED WORK. Any improvements required to be performed under this Agreement or paid for under this Agreement ("Required Work") (including, without limitation, all work required under Section 9.12 hereof) shall be completed in a lien-free and good and workmanlike manner as soon as practicable and in strict compliance with the term of the Loan Documents. The Required Work as set forth on Exhibit E shall be completed by the completion dates set forth therein, provided, however, such completion dates shall be extended for reasons of Force Majeure and provided further and notwithstanding anything to the contrary contained herein, with respect to Borrower seeking entitlements as indicated in such Exhibit E, Borrower shall have the right, in its sole discretion, to abandon its efforts to obtain such entitlements, and once abandoned, such entitlements shall not be deemed Required Work (provided that Borrower shall remain responsible for, and shall pay, all consultants, contractors and third parties providing services in connection with such entitlements). Borrower shall provide written notice to Lender if and when it elects to so abandon any such entitlement efforts. Without limitation, all Required Work shall comply with all applicable laws, ordinances, rules and regulations of all Governmental Authorities having jurisdiction over the applicable Property and applicable insurance requirements, including applicable building codes, special use permits, environmental regulations, and requirements of insurance underwriters. If Lender disapproves, in its reasonable judgment, any portion of the construction or equipping of any Property, Borrower, within ninety (90) days after such disapproval, shall commence to correct the condition so disapproved, and thereafter will diligently complete such correction. Borrower agrees that all materials contracted or purchased for construction of any Property and all labor hired or contracted for with respect to any construction and paid for with proceeds of the Loan will be used and employed solely on such Property and for no other purpose.
ARTICLE 3.
DISBURSEMENT
3.1    CONDITIONS PRECEDENT TO DISBURSEMENTS.
3.1.1    Lender’s obligation to make the initial disbursement under the Loan Documents shall be subject to satisfaction of following conditions precedent by not later than the date hereof:
(a)    No Default or Event of Default. There exists no Default or Event of Default.
(b)    Loan Documents. Lender shall have received all Loan Documents, other documents, instruments, policies, and forms of evidence or other materials requested by Lender under the terms of this Agreement or any of the other Loan Documents.
(c)    Security Instrument. Each Security Instrument is a valid lien upon the applicable Assets and is prior and superior to all other liens and encumbrances thereon except those approved by Lender in writing.

(d)    Representations and Warranties True at Closing. The representations and warranties contained in Article 6 of this Agreement or otherwise made by or on behalf of Borrower in any of the Loan Documents or in any certificate, written statement or other writing given in connection with the Loan (including, but not limited to, all financial and operating statements) shall be true and correct in all material respects on and as of the Effective Date with the same effect as if made at such time.
(e)    Performance. Borrower shall have performed and complied with all agreements and conditions contained herein required to be performed and complied with by Borrower prior to or on the Effective Date.
(f)    Reports, Studies and Permits. Lender shall have received and approved in form and substance reasonably satisfactory to Lender:  (i) a report of the physical condition of the Properties and the properties subject to the Asset Loans; (ii) copies of all agreements which were material to completion of the Improvements; (iii) copies of all building permits and similar permits, licenses, approvals, zoning and land use approval, development agreements and other authorizations of governmental agencies, if any, required in connection with the development of the Properties and the properties subject to the Asset Loans; and (iv) copies of any initial study, negative declaration, mitigated negative declaration, environmental impact report, notice of determination or notice of exemption prepared, adopted, certified or filed by or with any governmental agency in connection with the Properties and the properties subject to the Asset Loans.
(g)    Environmental Matters. Lender shall have received the Environmental Report in form and substance reasonably satisfactory to Lender from an independent, licensed environmental engineer approved by Lender, certifying to Lender that each of the Properties and the properties subject to the Asset Loans is free from any Hazardous Substances, except for such uses which are in compliance with Environmental Laws. Such report shall be addressed directly to Lender or, if such report is not addressed to Lender, Borrower shall obtain reliance letters satisfactory to Lender.
(h)    Structural Engineering Report. If required by Lender, Lender shall have received and approved from an independent, licensed engineer reasonably acceptable to Lender, a report (the "Structural Engineering Report") certifying to Lender that each of the Properties and the properties subject to the Asset Loans is structurally sound and is in good order and repair, identifying, among other things, any deferred maintenance for the Properties and the properties subject to the Asset Loans and the cost thereof, providing a 10-year schedule of anticipated capital expenditures and the per annum costs thereof, and setting forth recommendations of remedial repairs, capital improvements and replacements which should be undertaken.
(i)    Earthquake Report. If required by Lender, Lender shall have received and approved from an independent, licensed engineer reasonably acceptable to Lender, a report stating the probable maximum loss to the Properties and the properties subject to the Asset Loans resulting from seismic events. The report shall include, but shall not be limited to, a soil analysis, structural analysis, and soil-structure interaction analysis, proximity to known faults and seismic history.

(j)    Title Insurance. Each Title Company shall be irrevocably committed to issue to Lender the Title Policy which shall include extended coverage policies of title insurance, together with such endorsements as required by Lender, in the amount of the Loan (or other amount approved by Lender) and issued by Title Company, with such reinsurance or co‑insurance as may be required by Lender, in form and substance satisfactory to Lender insuring that Borrower is the owner of the Properties, and that each Real Property Security Instrument and Pledge Security Instrument creating the insurable interest of Lender under the applicable Title Policy is a valid first lien on the applicable Property encumbered thereby, in favor of Lender, its successors and assigns, as the insured, free and clear of all liens, encumbrances and exceptions to title whatsoever, other than encumbrances approved in writing by Lender prior to the Effective Date. Further, all existing lender’s title insurance policies with respect to the Asset Loans shall have been properly assigned or endorsed over to Lender.
(k)    Survey. For each Asset, if required by Lender, Borrower shall have furnished to Lender two (2) copies of an acceptable survey by an independent, registered surveyor reasonably satisfactory to Lender, certified to Lender, its successors and assigns, and the applicable Title Company as having been made in accordance with the most recent standards for "Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys," jointly established and adopted by ALTA and ACSM (collectively, the "Survey").
(l)    Insurance. Borrower shall have delivered to Lender the policies of insurance (or certificates) as required by Article 5 of this Agreement, and shall have delivered evidence reasonably satisfactory to Lender of the payment of all premiums payable for the existing period of such policies.
(m)    Consents, Licenses, Permits and Approvals. Borrower shall have furnished to Lender copies of, or other evidence satisfactory to Lender establishing that Borrower has obtained, all consents, licenses, permits and approvals from any and all governmental authorities having jurisdiction over Borrower and/or any Asset, which are required in connection with the Assets and/or the execution, delivery and performance by Borrower under, and the validity and enforceability of, the Loan Documents, and all such consents, licenses, permits and approvals shall be in full force and effect, and written proof that any and all corporate, partnership and limited liability company action necessary to enable Borrower to enter into the financing transactions contemplated by this Agreement shall have been obtained and/or taken by Borrower (including, without limitation, any required consents of any partners, members and/or shareholders).
(n)    REAs, CCRs. Lender shall have received copies of any reciprocal easement agreements, development agreements, covenants, conditions and restrictions or similar agreements affecting the Assets and each and all of the same shall be reasonably satisfactory in form and substance to Lender.
(o)    Financial Statements. Lender shall have received originally signed and dated financial statements, balance sheets, and tax returns from Borrower, and each Guarantor, and any other financial information relating to the Assets requested by Lender, including, without limitation, income and expense statements.

(p)    Payment of Fees and Expenses. Borrower shall have paid to Lender, on or before the Effective Date, the Loan Commitment Fee and the Lender Expenses.
(q)    Leases and Tenant Estoppels. Borrower shall have provided Lender with (i) copies of all signed Leases and any amendments and lease guarantees for with respect to any of the Assets, (ii) omitted; (iii) a current itemized and certified rent roll for each Asset; and (iv) a tenant estoppel certificate and subordination and non-disturbance agreement executed by Atrium Medical Center, L.P. in respect of its lease at the Oasis Property, in form, substance and scope satisfactory to Lender in its sole discretion (in which, without limiting the generality of the foregoing, the applicable tenant shall certify, represent and warrant to Lender that, among other things, each such Lease is in effect in accordance with its terms, and that there are no existing defaults under any of the Leases).
(r)    Lien Search Reports. Lender shall have received satisfactory reports of UCC, federal tax lien, state tax lien, bankruptcy, judgment and pending litigation searches conducted by a search firm reasonably acceptable to Lender (collectively, the "UCC Searches"). Such UCC Searches shall have been received in relation to Borrower, Guarantor and each Asset.
(s)    No Injunction. No law or regulation shall have been adopted, no order, judgment or decree of any Governmental Authority shall have been issued, and no litigation shall be pending or threatened, which in the good faith judgment of Lender would enjoin, prohibit or restrain, or impose or result in an adverse effect upon the making or repayment of the Loan or the consummation of the transactions contemplated by the Loan Documents.
(t)    Material Contracts. Borrower shall have delivered to Lender a copy of all Material Agreements and Operating Agreements relating to the Assets, including without limitation, the Property Management Agreement. In addition, if required by Lender, Borrower shall obtain estoppels and other customary agreements with any third parties under such Material Agreements and Operating Agreements.
(u)    Site Inspection. Lender shall have performed, or caused to be performed on its behalf, an on-site due diligence review of the Assets to be acquired with the Loan satisfactory to Lender in Lender’s sole discretion.
(v)    Subdivision. Lender shall have received evidence satisfactory to Lender (including title endorsements) that each Real Property comprising the Properties constitutes a separate lot for real estate tax and assessment purposes.
(w)    No Material Adverse Change. Since the date financial reports were delivered to Lender, there shall have been no material adverse change in the financial condition or business of Borrower or Guarantor nor any material decline in the condition or market value of the Assets, each as determined by Lender in its sole discretion.
(x)    Underwriting and Due Diligence. Lender shall have satisfactorily completed its underwriting and due diligence with respect to the Loan, Borrower, the partners, joint venturers or members of Borrower, each Guarantor, and the Assets, including, without limitation, any title, survey, insurance, tenant estoppel letters, lease abstracts, environmental reports, structural reports, and financial statements relating to the Assets, and Lender shall have completed such other real estate and legal due diligence investigations as Lender deems necessary, and such review and investigations shall provide Lender with resulting information which, in Lender’s sole discretion, is satisfactory to permit Lender to enter into this Agreement and to make the Loan.
(y)    Budgets. Lender shall have reviewed and approved capital improvement and operating budgets for the Properties, and Borrower’s proposed sources and uses of funds for the Loan proceeds, together with a detailed timeline for completion of the capital improvements or renovations (if any) contemplated for the Properties.
(z)    Affiliate Fees. Borrower shall have disclosed to Lender, and Lender shall have approved, all fees, commissions and other amounts (collectively, "Affiliate Fees") which have been or will be reimbursed or paid to or paid on behalf of Borrower, any Guarantor or any Affiliate thereof in connection with the financing of the Assets. All Affiliate Fees shall be deducted from the calculation of capitalization costs of the financing transaction contemplated by this Agreement for determining the maximum principal amount of the Loan and Borrower’s required equity contribution. Without limitation on the foregoing, all Affiliate Fees shall be subordinate to the Loan and shall be terminable by Lender in the event of the occurrence of an Event of Default;
(aa)    Charter Documents. Lender shall have received from Borrower and Guarantor, certified copies of all organizational documents relating to such Person (other than a natural Person) as Lender may request, including, but not limited to, all partnership or operating agreements evidencing the organization, existence and authority of Borrower and such other corporate, partnership and limited liability company documents with respect to Borrower and its constituent entities as Lender shall require, including evidence of authorization and incumbency of all Persons executing the Loan Documents on behalf of Borrower, good standing certificates, qualifications to do business in the appropriate jurisdictions, resolutions authorizing the execution, delivery and performance of the Loan Documents, and incumbency certificates;
(bb)    Loan File. Lender shall have received copies of the Asset Loan Documents and Borrower’s loan file with respect to the Asset Loan Documents.
(cc)     Additional Matters. Lender shall have received such other permits, certificates (including certificates of occupancy reflecting the use of the Properties as of the Effective Date), opinions, documents and instruments (including without limitation, written proof from the appropriate Governmental Authority regarding the zoning of the Properties) in form and substance reasonably acceptable to Lender relating to the Loan as may have been requested by Lender and all other documents and all legal matters in connection with the Loan shall be reasonably satisfactory in form and substance to Lender.
(dd)    Loan-to-Value Ratio. The Loan-to-Value Ratio is no more than 40%

ARTICLE 4.
SPECIAL COVENANTS RELATING TO THE COLLATERAL
4.1    DEFENSE OF TITLE. Borrower shall defend the Collateral, the title and interest therein of the borrowers under the Asset Loans (such borrowers, collectively, the “Asset Borrowers”) represented and warranted in the Asset Loan Documents, and the legality, validity, binding nature, and enforceability of each lien contained in the Asset Loan Documents and the first priority of the Asset Loan Documents against all matters, including, without limitation: (a) any attachment, levy, or other seizure by legal process or otherwise of any or all Collateral; (b) any lien or encumbrance or claim thereof on any or all Collateral; (c) except by Borrower under the Asset Loan, any attempt to foreclose, conduct a trustee’s sale, or otherwise realize upon any or all Collateral under any lien or encumbrance; and (d) any claim questioning the legality, validity, binding nature, enforceability, or priority of the Asset Loan Documents. Borrower shall notify Lender promptly in writing of any of the foregoing and will provide such information with respect thereto as Lender may from time to time reasonably request.
4.2    FURTHER ASSURANCES. Borrower shall promptly execute, acknowledge, and deliver such additional agreements, documents, and instruments and do or cause to be done such other acts as Lender may reasonably request from time to time to better assure, preserve, protect, and perfect the interest of Lender in the Collateral and the rights and remedies of Lender under the Loan Documents.
4.3    ENDORSEMENTS. If reasonably required by Lender from time to time in connection with the approvals to be granted by Lender pursuant to the Loan Documents, Borrower shall provide such continuation endorsements, date down endorsements, survey endorsements and other endorsements to title policy for the Property, in form and substance reasonably satisfactory to Lender, as Lender reasonably determines necessary to insure the priority of the Asset Loan Documents as a valid first lien on the Property. Borrower agrees to furnish to the applicable title company such surveys and other documents and information as Lender or such title company may reasonably require for such title company to issue such endorsements.
4.4    ASSET LOAN DOCUMENTS. Borrower shall not amend, modify or supplement any of the Asset Loan Documents without Lender’s prior written consent. Borrower shall not waive or modify any defaults by any Asset Borrower under the Asset Loan Documents or waive or modify any maturity date extension requirements under the Asset Loan Documents, each without Lender’s prior written consent. Borrower shall not commence any foreclosure or other remedial action without Lender’s prior written consent and Borrower shall not consummate any foreclosure or other remedies under any of the Asset Loan Documents without Lender’s prior written consent. Borrower shall not release any collateral securing any portion of any Asset Loan, except pursuant to Article 8 below. Lender’s prior written consent for an amendment or modification of any Asset Loan under this Section 4.4. shall not be unreasonably withheld, conditioned or delayed for an amendment or modification of any Asset Loan so long as the item for which Lender’s consent is requested does not materially modify the terms of the Asset Loan or affect Lender’s security in the Collateral or affect Borrower’s ability to perform its obligations under the Loan Documents. Notwithstanding anything the contrary contained herein or the other Loan Documents, (i) Lender’s prior written consent shall not be required for amendments, modifications or supplements to any of the Asset Loan Documents that are solely of a de minimis and administrative nature, such as, for example, the modification of notice information, and (ii) Borrower shall provide Lender with prior written notice of any amendment, modification, supplement, waiver, or commencement or exercise of any remedial action in connection with any Asset Loan and provide Lender with copies of documents relating thereto promptly following execution or receipt thereof.
4.5    NOTIFICATION. Borrower shall promptly disclose to Lender the occurrence of: (a) any default by Borrower or any Asset Borrower under any of the Asset Loan Documents; (b) any action or proceeding which is instituted by or against Borrower or any Asset Borrower or the Property in any Federal or state court or before any Governmental Authority, federal, state or local, foreign or domestic, or any such actions or proceedings are threatened against Borrower or any Asset Borrower or the Property; and (c) the occurrence of any Default or Event of Default.
ARTICLE 5.
INSURANCE
Borrower shall at all times keep the improvements now existing or hereafter erected on each Property insured against all losses, hazards, casualties, liabilities and contingencies as Lender shall require and in such amounts and for such periods as Lender shall require. Borrower shall purchase and maintain the following policies of insurance with respect to each Property in form and substance satisfactory to Lender as follows:
5.1    PROPERTY INSURANCE. Property insurance covering loss or damage by fire, lightning, water, wind and such other perils as are included in a standard "special causes of loss form" property insurance policy in an amount no less than one hundred percent (100%) of the replacement cost (including cost of demolition, increased costs to repair or rebuild each applicable Property to comply with current building, zoning or land use ordinance or law, and debris removal) of all real and personal property, including tenant improvements, eighteen (18) months of gross rental income or business income (or, if coverage is on an "actual loss sustained" basis, covering a period of restoration not less than eighteen (18) months) with not less than an additional ninety (90) day period of extended indemnity coverage, and including such other endorsements as Lender may reasonably require, insuring against damage to each Property in an amount acceptable to Lender. The loss valuation clause of the policy shall be replacement cost value. The deductible under such policy shall not exceed $25,000. This policy shall contain ordinance or law coverage, including loss to undamaged parts of the building to the full building damage limit of the policy and with demolition and increased cost of construction insured to limits in an amount acceptable to Lender. The policy shall contain a standard mortgagee insurance clause and a Lender’s Loss Payable Endorsement or clause (ISO form CP 12 18 or equivalent) with Lender named on the policy as both mortgagee and loss payee.
5.2    BOILER AND MACHINERY INSURANCE. Boiler and machinery (or equipment breakdown) insurance, in an amount which is no less than twenty percent (20%) of the sum of the one hundred percent (100%) replacement cost value of each Property, or such other amount agreed by Lender, plus an amount equivalent to the annual Gross Operating Income for each Property, covering the mechanical breakdown of boilers, air conditioning equipment and other machinery and equipment in an amount deemed necessary by Lender. The loss valuation clause of the policy shall be replacement value.
5.3    FLOOD INSURANCE. Flood insurance if the applicable Property lies within Flood Zones A or V, or if otherwise deemed necessary by Lender, in a form and with insured limits and deductibles acceptable to Lender.
5.4    EARTHQUAKE INSURANCE. If the applicable Property is in an area prone to geological phenomena, including, but not limited to, sinkholes, or mine subsidence, earth movement or earthquake, insurance covering such perils with insured limits and deductibles acceptable to Lender. This policy shall include ordinance or law coverage as shown above in Section 5.1. The loss valuation clause of the policy shall be replacement cost.
5.5    TERRORISM INSURANCE. As required by Lender, Borrower shall provide evidence of insurance covering loss from acts of terrorism; provided, however, that this requirement shall only apply to the extent of a legislative extension of the Terrorism Risk Insurance Act of 2002 (the “TRIA”). If the TRIA is not extended, then Borrower shall insure loss from acts of terrorism with coverage commercially available to Borrower at a cost no greater than 75% of the cost to insure the property without such terrorism coverage.
5.6    LIABILITY INSURANCE. Commercial General Liability insurance with limits no less than $5,000,000 each occurrence and $5,000,000 in the aggregate for any policy year with Lender included as an additional insured with the coverage primary and non-contributory to any other valid and collectible insurance. The use of a combination of primary and excess liability insurance policies shall be permitted in order to maintain the required limits of liability insurance. All liability insurance policies must provide for claims to be insured on an occurrence basis. All liability policies shall include coverage of premises and operations, products and completed operations, contractual liability, personal injury, and acts of terrorism.
5.7    CONSTRUCTION. During any period of construction, reconstruction, renovation or alteration of any Property at a cost in excess of 10% of the stated amount of the Note, Borrower shall maintain at Borrower’s sole expense, with licensed insurers approved by Lender, the following policies of insurance in form and substance satisfactory to Lender:
(a)    Builder’s Risk Insurance coverage in any amount equal to 100% of the completed value replacement cost of all improvements to be constructed, written on a Causes of Loss – Special Form or its equivalent, in a non-reporting completed value form. The loss valuation clause of the policy shall be replacement cost value. Coverage shall be extended to insure project soft costs to include 100% of the cost during the construction term of construction loan interest, taxes and insurance and shall insure loss of income or rents in an amount equivalent to the gross income or loss of rents for an indemnity period of no less than twelve months. Any exclusion for loss or damage to existing structures shall be removed from the policy. The policy shall contain a basic perils deductible no greater than $25,000. Coverage shall permit for partial occupancy by Borrower and shall insure all construction materials and supplies on the construction site, stored off-site and while in transit. The policy shall include coverage of ordinance or law perils as shown above in Section 5.1 and of equipment breakdown perils as shown above in Section 5.2;
(b)    Borrower shall require of its contractor, and contractor shall purchase and maintain, (1) general liability insurance with limits of $3,000,000 each occurrence / $3,000,000 annual aggregate with Lender and Borrower included as additional insured with the coverage primary and non-contributory to any other valid and collectible insurance and, (2) worker’s compensation as required by statute or law and to insure employer’s liability in amount of at least $1,000,000 per occurrence. Borrower shall require of the sub-contractors, and sub-contractors shall purchase and maintain, (1) general liability insurance with limits of $1,000,000 each occurrence / $1,000,000 annual aggregate with Lender and Borrower included as additional insured with the coverage primary and non-contributory to any other valid and collectible insurance and, (2) worker’s compensation as required by statute or law and to insure employer’s liability in amount of at least $1,000,000 per occurrence.
5.8    GENERAL. All insurance policies contemplated by Section 5.1 hereof shall name Borrower as the insured. All premiums on insurance policies shall be paid in full. Borrower shall provide the Lender certified copies of all required insurance policies, or other evidence which is reasonably acceptable to Lender. Property insurance certificates shall be issued using the ACORD 28 form. All insurance policies shall provide that the insurance shall not be cancelable without thirty (30) days prior written notice to Lender, or ten (10) days prior written notice if due to non-payment of premium, and Borrower shall provide Lender with no less than ten (10) days prior written notice of material changes to the insurance policies. All policies, other than liability insurance policies, shall not contain any co-insurance clause or such clause shall be removed by an "agreed amount" endorsement. Lender shall be named under a Lender’s Loss Payable Endorsement (ISO form CP 12 18 or equivalent) and as mortgagee with a standard form mortgagee clause applying on all non-liability insurance policies which Borrower maintains with respect to each Property and Improvements. Borrower shall provide to Lender evidence, in a form as is reasonably required by Lender, of any other hazard insurance Lender may reasonably deem necessary at any time during the Loan. Without limitation on the foregoing, all policies shall be insured by a licensed insurance company or companies with a rating of A- VIII or better by A.M. Best Co. and shall contain deductibles not in excess of five percent (5%) of the policy limits.
ARTICLE 6.
REPRESENTATIONS AND WARRANTIES
As a material inducement to Lender’s entry into this Agreement, Borrower represents and warrants to Lender as of the Effective Date (and as of the date of any additional advances hereunder) and continuing thereafter that:
6.1    AUTHORITY/ENFORCEABILITY. Borrower is in material compliance with all laws and regulations applicable to its organization, existence and transaction of business and has all necessary rights and powers to own, manage, service and operate (as the case may be) each Asset as contemplated by the Loan Documents.
6.2    BINDING OBLIGATIONS. Borrower is authorized to execute, deliver and perform its obligations under the Loan Documents, and such obligations shall be valid and binding obligations of Borrower.
6.3    FORMATION AND ORGANIZATIONAL DOCUMENTS. Borrower has delivered to Lender all formation and organizational documents of Borrower and of the managing member or members of Borrower, if any, and of all Guarantors other than Guarantors which are natural persons, if any, and all such formation and organizational documents remain in full force and effect and have not been amended or modified since they were delivered to Lender. Borrower shall promptly provide Lender with copies of any amendments or modifications of the formation or organizational documents of Borrower and any Guarantor.
6.4    NO VIOLATION. Borrower’s execution, delivery, and performance under the Loan Documents do not: (a) require any consent or approval not heretofore obtained under any partnership agreement, operating agreement, articles of incorporation, bylaws or other document; (b) violate any Applicable Laws; or (c) conflict with, or constitute a breach or default or permit the acceleration of obligations under any agreement, contract, lease, or other document by which the Borrower or any Asset is bound or regulated.
6.5    COMPLIANCE WITH LAWS. Borrower has obtained, and at all times shall have obtained all permits, licenses, exemptions, and approvals necessary to own, construct, occupy, operate, service and market (as the case may be) the Assets in accordance with the Approved Budget (as applicable) and the Loan Documents, and shall maintain compliance with all Applicable Laws. To Borrower’s knowledge, each Property is a legal parcel lawfully created in full compliance with all subdivision laws and ordinances.
6.6    LITIGATION. Except as set forth on Schedule 3 attached hereto, there are no claims, actions, suits, or proceedings pending, or to Borrower’s knowledge threatened, against Borrower or any Guarantor affecting any Asset.
6.7    FINANCIAL CONDITION. All financial statements and financial information heretofore and hereafter delivered to Lender by Borrower, including, without limitation, information relating to the financial condition of Borrower, the Assets or members of Borrower, and Guarantor, fairly and accurately represent in all material respects the financial condition of the subject thereof and have been prepared (except as noted therein) in accordance with GAAP consistently applied. Borrower acknowledges and agrees that Lender may request and obtain additional information from third parties regarding any of the above, including, without limitation, credit reports.
6.8    NO MATERIAL ADVERSE CHANGE. There has been no material adverse change in the financial condition of Borrower and/or Guarantor since the dates of the latest financial statements furnished to Lender and, except as otherwise disclosed to Lender in writing,

Borrower has not entered into any material transaction which is not disclosed in such financial statements.
6.9    ACCURACY. All material reports, documents, instruments, information and forms of evidence delivered to Lender concerning the Loan or security for the Loan or required by the Loan Documents are accurate, correct and sufficiently complete to give Lender true and accurate knowledge of their subject matter, and do not contain any misrepresentation or omission.
6.10    TAX LIABILITY. Borrower has filed all required federal, state, county and municipal tax returns and has paid all taxes and assessments owed and payable, and Borrower has no knowledge of any basis for any additional payment with respect to any such taxes and assessments.
6.11    UTILITIES. Each Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service such Property for its intended use. All utility services, including, without limitation, gas, water, sewage, electrical and telephone, necessary for the development and occupancy of such Property and Improvements are available at or within the boundaries of such Property, or Borrower has taken all steps necessary to assure that all such services will be available upon completion of the Improvements.
6.12    COMPLIANCE. Borrower is in material compliance with all governmental requirements for the development, ownership and operation of each Property and construction of the Improvements and will conform to and comply with all governmental requirements and any approved plans and specifications relating to any construction.
6.13    AMERICANS WITH DISABILITIES ACT COMPLIANCE. The Improvements are in all material respects compliant with all of the requirements of the Americans with Disabilities Act, of July 26, 1990, Pub. L. No. 101-336, 104 Stat. 327, 42 U.S.C. § 12101, et. seq., as amended from time to time. Borrower shall be responsible for all ADA compliance costs.
6.14    BUSINESS LOAN. The Loan is a business loan transaction in the stated amount solely for the purpose of carrying on the business of Borrower and none of the proceeds of the Loan will be used for the personal, family or agricultural purposes of the Borrower.
6.15    NO CONDEMNATION. There are no pending or, to the best of Borrower’s knowledge, threatened eminent domain or condemnation proceedings affecting the Property (or any portion thereof).
6.16    DEFECTS. To the best of Borrower’s knowledge, except as otherwise disclosed in the Environmental Report, Structural Engineering Report or the Property Condition Report, there are no defects, facts or conditions affecting any Property or any portion thereof which would make any Property unsuitable for the occupancy, use or sale thereof. To the best of Borrower’s knowledge, there are no surface or subsurface soil conditions adversely affecting any Property, including, without limitation, unstable soil or landfills.

6.17    LEASES. The rent roll attached hereto as Exhibit F hereto is true, complete and correct and no Property is subject to any Leases or occupancy agreements other than as described in such Exhibit F (and without limitation, there are no agreements or documents affecting any of the Leases except as expressly listed on such Exhibit F). The Leases identified on Exhibit F are in full force and effect and, to the best of Borrower’s knowledge, there are no defaults thereunder by either party (except as disclosed in the rent roll). The copies of the Leases delivered to Lender are true and complete, and there are no oral agreements with respect thereto. Except as disclosed by the rent roll, no rent (including security deposits) has been paid more than one (1) month in advance of its due date. All work to be performed by Borrower under each Lease has been performed as required and has been accepted by the applicable tenant. Any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by Borrower to any tenant has already been received by such tenant (except as disclosed in the rent roll). The tenants under the Leases have accepted possession of and are in occupancy of all of their respective demised premises and have commenced the payment of rent under the Leases (except as disclosed in the rent roll).
6.18    PATRIOT ACT AND RELATED MATTERS. Borrower and Guarantor shall promptly comply with all existing and future federal, state and local laws, orders, ordinances, governmental rules and regulations or court orders affecting Borrower, the Assets, or the use thereof, including, without limitation, Prescribed Laws (collectively, "Applicable Laws"). The term "Prescribed Laws" shall mean, collectively, (a) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (the "Patriot Act"), (b) OFAC Laws and Regulations (as defined below), (c) the International Emergency Economic Power Act, 50 U.S.C. §1701 et. seq. and (d) all other legal requirements relating to money laundering or terrorism. Lender shall have the right to audit Borrower’s compliance with the Prescribed Laws. Borrower shall from time to time, upon Lender’s request, provide Lender with evidence reasonably satisfactory to Lender that each of Borrower and the Assets complies with all Prescribed Laws or is exempt from compliance with Prescribed Laws. "OFAC Laws and Regulations" means any lists, laws, rules, sanctions and regulations maintained by the United States Department of the Treasury’s Office of Foreign Assets Control ("OFAC") pursuant to any authorizing statute, Executive Order No. 13224 (September 23, 2001) and any related enabling or implementing executive orders or regulation, including the Trading with the Enemy Act, 50 U.S.C. App. 1-44, as amended from time to time, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, as amended from time to time, the unrepealed provisions of the Iraqi Sanctions Act, Pub. L. No. 101-513; United Nations Participation Act, 22 U.S.C. § 287c, as amended from time to time, the International Security and Development Cooperation Act, 22 U.S.C. § 2349 aa 9, as amended from time to time, The Cuban Democracy Act, 22 U.S.C. §§ 6001-10, as amended from time to time, The Cuban Liberty and Democratic Solidarity Act, 18 U.S.C. §§ 2332d and 2339b, as amended from time to time, and The Foreign Narcotics Kingpin Designation Act, Pub. L. No. 106-120, as amended from time to time.
6.19    NO BANKRUPTCY. No bankruptcy or insolvency proceedings are pending or contemplated by Borrower or, to the best knowledge of Borrower, against Borrower or by or against any endorser or cosigner of the Note, or any guarantor or indemnitor under any guaranty or indemnity agreement executed in connection with the Note or the loan evidenced thereby and secured hereby.
6.20    NOT FOREIGN PERSON. Borrower is not a "foreign person" within the meaning of §1445(f)(3) of the Internal Revenue Code of 1986, as amended, and the related Treasury Department regulations, including temporary regulations.
6.21    BORROWER’S PRIOR ACTS. Borrower, since the date of formation:
(a)    Has always been duly formed, validly existing and in good standing under the laws of the state of its formation;
(b)    Has received no notice of any judgments or liens of any nature against it except for tax liens not yet delinquent;
(c)    Has always been and is in material compliance with all laws, regulations, and orders applicable to it, and has, and has always had, all permits necessary for it to operate;
(d)    Has received no notice of any pending or threatened (in writing) litigation, and has never been a party to any material lawsuit, arbitration, summons, or other material legal proceeding except as disclosed in writing to Lender;
(e)    Has never been, except as disclosed in writing to Lender, and is not involved in any dispute with any taxing authority, and has paid all taxes due to any taxing authority before the delinquency thereof;
(f)    Has never owned any property other than the Assets and has never engaged in any business except the ownership and operation of the Assets;
(g)    Has prepared financial statements that fairly and accurately reflect its current financial condition;
(h)    Has no material contingent or actual obligations unrelated to the Assets; and
(i)    Has, since formation, complied in all material respects with the covenants referred to in Section 9.10 (except that Buena Yuma has not at all times complied with subsection (q) of Section 9.10).
6.22    ASSET LOANS. Exhibits A-1 through A-21 attached hereto accurately describe all of the Assets. Borrower has delivered to Lender true, correct and complete copies of all of the Asset Loan Documents and Borrower’s loan file with respect to the Asset Loans to the extent in Borrower’s possession or control. There are no defaults under any of the Asset Loans except as set forth in Schedule 4 attached hereto.
6.23    OMITTED.

6.24    ERISA.
(a)    Borrower is not an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. § 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of the Loan gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.
(b)    Borrower is not (i) an employee benefit plan (as defined in Section 3(3) of ERISA), (ii) a plan as defined in Section 4975(e)(1) of the Code, which is subject to Section 4975 of the Code, or (iii) an entity whose underlying assets constitute "plan assets" of any such employee benefit plan or plan for purposes of Title I of ERISA or Section 4975 of the Code.
6.25    PROPERTY MANAGEMENT AGREEMENT. The Property Management Agreement is in full force and effect and Borrower has neither given, nor received any notice of any material default, breach or violation thereunder and, to the best actual knowledge of Borrower and after diligent inquiry, no event has occurred that, with the passage of time or the giving of notice, or both, would constitute a material default, breach or violation thereunder. Each Property Management Agreement is subject to the Security Instrument pursuant to the terms of the Subordination of Management Agreement, dated as of the date hereof, executed by Borrower and the applicable Property Manager named therein in favor of Lender. Neither the execution and delivery of the Loan Documents nor any party’s performance thereunder will adversely affect Borrower’s rights under the Property Management Agreement.
6.26    CERTIFICATE OF OCCUPANCY; LICENSES. All certifications, permits, licenses and approvals, including, without limitation, certificates of completion and occupancy permits required for the legal use, occupancy and operation of the Assets, whether temporary or permanent, have been obtained and are in full force and effect. Borrower shall keep and maintain, or cause Property Manager to keep and maintain, all certifications, permits, licenses and approvals necessary for the operation of the Assets.
6.27    MATERIAL AGREEMENTS.
(a)    Borrower has not entered into, and is not bound by, any Material Agreement which continues in existence, except those previously disclosed in writing to Lender.
(b)    Each of the Material Agreements is in full force and effect, Borrower has received no notice of any monetary or other defaults by Borrower thereunder and, to the best knowledge of Borrower, there are no monetary or other defaults thereunder by any other party thereto. None of Borrower, Property Manager or any other Person acting on Borrower’s behalf has given or received any notice of default under any Material Agreement that remains outstanding or in dispute.
(c)    Borrower has delivered true, correct and complete copies of the Material Agreements (including all amendments and supplements thereto) to Lender.

(d)    No Material Agreement or Operating Agreement has as a party which is an Affiliate of Borrower.

ARTICLE 7.
HAZARDOUS MATERIALS
7.1    SPECIAL REPRESENTATIONS, WARRANTIES AND COVENANTS.
(a)    Borrower hereby represents and warrants to Lender that, as of the date hereof, to the best of Borrower’s knowledge: (i)  no Property (and for purposes of this Section 7.1, “Properties” shall include those properties that are encumbered by the Asset Loan Documents) is in material violation of any local, state or federal law, rule or regulation pertaining to environmental regulation, contamination or clean-up (collectively, "Environmental Laws"), including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. §9601 et seq. and 40 CFR §302.1 et seq.), as amended by the Superfund Amendments and Reauthorization Act of 1986; the Resource Conservation and Recovery Act of 1976 (42 U.S.C. §6901 et seq.); the Federal Water Pollution Control Act (33 U.S.C. §1251 et seq. and 40 CFR § 116.1 et seq.); those relating to Lead Based Paint (as defined below); the Hazardous Materials Transportation Act (49 U.S.C. §1801 et seq.); the Clean Air Act, 42 U.S.C. §7401 et seq; the Toxic Substances Control Act; 15 U.S.C. §2601 et seq; the Safe Drinking Water Act) (42 U.S.C. §300f et seq; and the regulations promulgated pursuant to said laws, all as same may have been or may be amended relating to or affecting any Property, any portion thereof, whether or not caused by or within the control of Borrower; (ii) to the best of Borrower’s knowledge, no hazardous, toxic or harmful substances, wastes, materials, pollutants or contaminants (including, without limitation, asbestos, polychlorinated biphenyls, petroleum products, flammable explosives, radioactive materials, infectious substances or raw materials which include hazardous constituents), paint containing more than 0.5% leaf by dry weight ("Lead Based Paint") or any other substances or materials which are included under or regulated by Environmental Laws, or any mold (collectively, "Hazardous Substances"), are located on or have been handled, generated, stored, processed or disposed of on or released or discharged from any Property (including underground contamination) except for those substances used by Borrower in the ordinary course of Borrower's business and in compliance with all Environmental Laws; (iii) no Property is subject to any private or governmental lien or judicial or administrative notice or action relating to Hazardous Substances; (iv) to the best of Borrower’s knowledge, there are no existing or closed underground storage tanks or other underground storage receptacles for Hazardous Substances on any Property; (v) Borrower has received no written notice of and, to the best of Borrower’s knowledge, there exists no investigation, action, proceeding or claim by any agency, authority or unit of government or by any third party which could result in any liability, penalty, sanction or judgment under any Environmental Laws with respect to any condition, use or operation of any Property nor does Borrower know of any basis for such a claim; and (vi) Borrower has received no notice of and, to the best of Borrower's knowledge, there has been no claim by any party that any use, operation or condition of any Property has caused any nuisance or any other liability or adverse condition on any other property nor does Borrower know of any basis for such a claim.

(b)    Borrower shall keep or cause each Property to be kept free from Hazardous Substances (except those substances used by Borrower in the ordinary course of its business and in compliance with all Environmental Laws), shall not install or use any underground storage tanks, shall expressly prohibit the use, generation, handling, storage, production, processing and disposal of Hazardous Substances (except those substances used by Borrower in the ordinary course of its business and in compliance with all Environmental Laws), and, without limiting the generality of the foregoing, so long as this Agreement continues in effect, shall not install in the Improvements or permit to be installed in the Improvements asbestos or any substance containing asbestos.
(c)    Borrower shall promptly notify Lender if Borrower shall become aware of the possible existence of (i) any Hazardous Substances on any Property (except those substances used by Borrower in the ordinary course of its business and in compliance with all Environmental Laws), or other potential environmental problem or liability, with respect to any Property, (ii) any lien, action or notice affecting any Property or Borrower resulting from any violation or alleged violation of the Environmental Laws, (iii) the institution of any investigation, inquiry or proceeding concerning Borrower or any Property pursuant to any Environmental Law or otherwise relating to Hazardous Substances, or (iv) the discovery of any occurrence, condition or state of facts which would render any representation or warranty contained in this Agreement incorrect in any respect if made at the time of such discovery or (v) that any Property is in violation of any Environmental Laws. Further, promptly following receipt of the same, Borrower shall deliver to Lender copies of any and all orders, notices, permits, applications, reports, and other communications, documents and instruments pertaining to the actual, alleged or potential presence or existence of any Hazardous Substances at, on, about, under, within in connection with any Property. Borrower shall, promptly following written request thereof by Lender, at Borrower's sole cost and expense, and regardless of the source of contamination, take all actions as shall be reasonably necessary or advisable for the clean-up of any and all portions of any Property or other affected property, including, without limitation, all investigative, monitoring, removal, containment and remedial actions in accordance with all applicable Environmental Laws (and in all events in a manner reasonably satisfactory to Lender), and shall further pay or cause to be paid, at no expense to Lender, all clean-up, administrative and enforcement costs of applicable governmental agencies which may be asserted against any Property. In the event Borrower fails to do so, Lender may, but shall not be obligated to, cause any Property or other affected property to be freed from any Hazardous Substances or otherwise brought into conformance with Environmental Laws and any and all costs and expenses incurred by Lender in connection therewith shall be paid by Borrower within ten (10) days after written notice from Lender itemizing the amounts thereof incurred to the date of such notice. In the event Borrower fails to pay such costs and expenses within ten (10) days after such written notice from Lender, such costs and expenses, together with interest thereon at the Default Interest Rate from the date incurred by Lender until actually paid by Borrower, shall be immediately due and payable by Borrower on demand and shall be secured by this Agreement and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note. In furtherance of the foregoing, Borrower hereby grants to Lender and Lender's agents and employees access to each Property during normal business hours and an irrevocable license to remove any items reasonably deemed by Lender to be Hazardous Substances and to do all things Lender shall deem necessary to bring any Property in conformance with Environmental Laws. Borrower covenants and agrees, at Borrower's sole cost and expense, to indemnify, defend, protect (at trial and appellate levels, and with attorneys, consultants and experts reasonably acceptable to Lender), and hold Lender harmless from and against any and all present and future liens, damages, losses, liabilities, obligations, settlement payments, penalties, assessments, citations, directives, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses of any kind or of any nature whatsoever (including, without limitation, reasonable attorneys', reasonable consultants' and reasonable experts' fees and disbursements actually incurred in investigating, defending, settling or prosecuting any claim, litigation or proceeding) (collectively, "Costs") which may at any time be imposed upon, incurred by or asserted or awarded against Lender or any Property, and arising directly or indirectly from or out of: (i) the violation of any Environmental Laws relating to or affecting any Property, whether or not caused by or within the control of Borrower; (ii) the actual or alleged presence, release or threat of release of any Hazardous Substances now or hereafter, on, in, under or affecting all or any portion of any Property, regardless of whether or not caused by or within the control of Borrower; (iii) the failure by Borrower to comply fully with the terms and conditions of this Section 7.1; (iv) the breach of any representation or warranty contained in this Section 7.1; or (v) the enforcement of this Section 7.1(c), including, without limitation, the cost of assessment, containment and/or removal of any and all Hazardous Substances from all or any portion of any Property, the cost of any actions required to be taken under this Section 7.1 in response to the presence, release or threat of release of any Hazardous Substances on, in, under, within or otherwise affecting any portion of any Property to prevent or minimize such release or threat of release so that it does not migrate or otherwise cause or threaten danger to present or future public health, safety, welfare or the environment, and costs incurred to comply with the Environmental Laws in connection with all or any portion of any Property. The indemnity set forth in this Section 7.1(c) shall also include, without limitation, any diminution in the value of the security afforded by any Property or any future reduction in the sales price of any Property by reason of any matter set forth in this Section 7.1(c). Notwithstanding anything contained herein to the contrary, in no event shall Borrower be liable for or be obligated to indemnify Lender for Costs resulting solely from Lender’s gross negligence or willful misconduct. Lender's rights under this Section 7.1(c) shall survive payment in full of the indebtedness secured hereby and shall be in addition to all other rights of Lender under this Agreement, the Note and the other Loan Documents.
(d)    Upon Lender's request, at any time and from time to time after the occurrence of an Event of Default hereunder or at such other time as Lender has reasonable grounds to believe that Hazardous Substances are or have been released, stored or disposed of on or around any Property or that any Property may be in violation of the Environmental Laws, Borrower shall provide, at Borrower's sole cost and expense, an inspection or audit of any Property prepared by a hydrogeologist or environmental engineer or other appropriate consultant reasonably approved by Lender indicating the presence or absence of Hazardous Substances on any Property or an inspection or audit of the Improvements prepared by an engineering or consulting firm approved by Lender indicating the presence or absence of friable asbestos or substances containing asbestos on any Property, as applicable. If Borrower fails to provide such inspection or audit within thirty (30) days after such request, without waiving any other rights or remedies of Lender by reason of Borrower's failure to do so, Lender may order the same, and Borrower hereby grants to Lender and Lender's employees and agents access to each Property during normal business hours and an irrevocable license to undertake such inspection or audit. The cost of such inspection or audit shall be paid by Borrower within five (5) Business Days after written notice from Lender itemizing the amounts thereof incurred to the date of such notice. In the event Borrower fails to pay such cost within five (5) Business Days after such written notice from Lender, such cost, together with interest thereon at the Default Interest Rate from the date incurred by Lender until actually paid by Borrower, shall be immediately due and payable to Lender by Borrower on demand and shall be secured hereby and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note.
(e)    Reference is made to the Environmental Indemnity Agreement. The provisions of this Agreement and the Environmental Indemnity Agreement shall be read together to maximize the coverage with respect to the subject matter thereof, as determined by Lender; provided, however, the obligations of the Indemnitors (as defined in the Environmental Indemnity Agreement) are not secured by the liens and security interests under this Agreement, as more fully set forth in the Environmental Indemnity Agreement.
(f)    If, at any time hereafter, Lead-Based Paint is suspected of being present on any Property, Borrower agrees, at its sole cost and expense and within twenty (20) days thereafter, to cause a qualified engineer or other expert satisfactory to Lender to perform an inspection of the Property and prepare a an assessment report describing the location and condition of the Lead-Based Paint (a “Lead-Based Paint Report”), which Lead-Based Paint Report shall be in form, scope and substance, acceptable to Lender. Borrower agrees that if at any time hereafter it is, determined that any Property contains Lead Based Paint, on or before thirty (30) days following such determination Borrower shall, at Borrower’s sole cost and expense, develop and implement, and thereafter diligently and continuously carry out (or cause to be developed and implemented and thereafter diligently and continually to be carried out), an operations, abatement and maintenance plan for the Lead Based Paint on any Property, which plan shall be prepared by an expert reasonably approved by Lender, and be in form, scope and substance reasonably acceptable to Lender (together with any Lead-Based Paint Report, the "O&M Plan") (If an O&M Plan has been prepared prior to the date hereof, Borrower agrees to diligently and continually carry out (or cause to be carried out) the provisions thereof.) Compliance with the O&M Plan shall require or be deemed to require, without limitation, the proper preparation and maintenance of all records, papers and forms required under the Environmental Laws.
(g)    Borrower agrees that if at any time hereafter it is, determined that any Property contains asbestos-containing materials ("ACM's"), on or before thirty (30) days following such determination Indemnitors shall, at their sole cost and expense, develop and implement, and thereafter diligently and continuously carry out (or cause to be developed and implemented and thereafter diligently and continually to be carried out), an operations and maintenance program (the "Maintenance Program") designed by an environmental consultant, reasonably approved by Lender, with respect to the ACM's, consistent with "Guidelines for Controlling Asbestos-Containing Materials in Buildings" (ISOPIA, 1985) and other relevant guidelines, and such Maintenance Program will hereafter continuously remain in effect until the Loan is repaid in full. In furtherance of the foregoing, Borrower shall inspect and maintain all ACM's on a regular basis and ensure that all ACM's shall be maintained in a condition that prevents exposure of occupants to ACM's at all times. Without limiting the generality of the preceding sentence, provided a Maintenance Program is in place, Lender may reasonably require (i) periodic notices or reports to Lender in form, substance and at such intervals as Lender may specify, (ii) an amendment to such Maintenance Program to address changing circumstances, laws or other matters, (iii) at Borrower’s sole cost and expense, supplemental examination of any Property by consultants specified by Lender (but not more frequently than once in any calendar year unless an Event of Default has occurred and is continuing), and (iv) variation of the Maintenance Program in response to the reports provided by any such consultants.
7.2    LEGAL EFFECT OF SECTION. It is expressly understood that Borrower’s duty to indemnify Lender hereunder shall survive: (i) any judicial or non-judicial foreclosure under the Security Instrument, or transfer of any Property in lieu thereof; (ii) the release and reconveyance or cancellation of the Security Instrument; and (iii) the satisfaction of all of Borrower’s obligations under the Loan Documents.
ARTICLE 8.
RECONVEYANCE
8.1    FULL REPAYMENT AND RECONVEYANCE. Upon indefeasible payment in full of all sums owing and outstanding under the Loan Documents and full satisfaction of all other obligations under this Agreement and the other Loan Documents, Lender shall issue a full release and reconveyance of the Assets from the lien of the Security Instrument; provided, however, that all of the following conditions shall be satisfied at the time of, and with respect to, such reconveyance and remittance: (a) Lender shall have received all escrow, closing and recording costs, the costs of preparing and delivering such reconveyance and any sums then due and payable under the Loan Documents; and (b) Lender shall have received a written release satisfactory to Lender of any set aside letter, letter of credit or other form of undertaking which Lender has issued to any surety, governmental agency or any other party in connection with the Loan and/or the Assets. Lender’s obligation to make further disbursements under the Loan shall terminate as to any portion of the Loan undisbursed as of the date of issuance of such full release or reconveyance, and any commitment of Lender to lend any undisbursed portion of the Loan shall be canceled.
8.2    PARTIAL RELEASE OF PROPERTY. After the Effective Date, Borrower shall have the right to obtain from Lender a release of each individual Asset (the "Released Property") from the lien of the Security Instrument securing Borrower’s obligations under the Loan Documents in connection with the sale of any of the same to a third party that is not an Affiliate of Borrower or any Guarantor with the Borrower in an arms‑length transaction, all upon satisfaction in full of each and all of the following conditions precedent:
(a)    Borrower shall deliver to Lender a written request (each, a “Release Notice”) for such partial release not later than thirty (30) days prior to the day on which Borrower desires such partial release to become effective (which notice may be revoked by Borrower at any time prior to Lender’s recordation of such partial release);
(b)    [Intentionally Omitted];

(c)    No Default or Event of Default shall have occurred and be continuing either as of the date on which Borrower shall request such partial release and/or as of the effective date of such partial release;
(d)    Lender shall have been paid, in immediately available funds, all escrow, closing and recording costs; the costs of preparing and delivering such partial release and any other related documents, including without limitation reasonable attorneys’ fees; the out-of-pocket costs incurred by Lender in verifying that all conditions precedent to the release of the applicable parcels have been satisfied; the cost of any title insurance endorsements required by Lender and a reconveyance fee equal to Five Hundred Dollars ($500.00);
(e)    Except as set forth in Section 2.4(b), the greater of (x) 40% of the Net Sale Proceeds and (y) the applicable minimum release prices set forth in Exhibit D attached hereto (the “Release Prices”) for the Released Property shall have been paid to Lender as a partial repayment of the Loan.
(f)    Borrower, at its sole cost and expense, shall have delivered to Lender one or more endorsements to the Title Policy insuring that, after giving effect to such release, (x) the lien created hereby and insured under such title policy is a first priority lien on the remaining Properties subject only to original permitted exceptions applicable to the remaining Properties, and (y) the Title Policy is in full force and effect and unaffected by such release;
(g)    [Intentionally Omitted]; and
(h)    The Assets maintain (on a portfolio basis both before the release of the Released Property and after giving effect to the release of the Released Property) a “Loan-to-Value Ratio” of not more than 40%.
Neither the acceptance of any payment or the issuance of any partial release by Lender shall affect the Borrower’s obligation to pay all amounts owing under this Agreement or the other Loan Documents or the lien of the Security Instrument on the remaining Assets.
Lender shall use commercially reasonable efforts to cooperate with Borrower, at Borrower’s sole cost and expense, with respect to complying with any applicable law, rule or regulation having jurisdiction over any Borrower or any Asset in connection with the sale of any Asset (including, without limitation, Arizona Department of Real Estate regulations pertaining to residential, subdivided lot sales), it being acknowledged and agreed that Lender shall have no obligation whatsoever to incur any cost or expense or additional liability in connection with such commercially reasonable cooperation.
ARTICLE 9.
COVENANTS OF BORROWER
9.1    EXPENSES. Borrower shall pay, whether or not the closing of the Loan occurs, all of the Lender Expenses and all other out of pocket costs and expenses incurred by Lender or any of its Affiliates, from time to time, including documentation and diligence fees and expenses, all search, audit, appraisal, recording, professional and filing fees and expenses and all other out-of-pocket charges and expenses (including UCC and judgment and tax lien searches and UCC filings and fees for post-closing UCC and judgment and tax lien searches, if required by Lender), all servicing fees and expenses and attorneys’ fees incurred (a) in any effort to enforce, protect or collect payment of any obligations hereunder or otherwise secured by the Security Instrument or to enforce any Loan Document or any related agreement, document or instrument, or effect collection hereunder or thereunder, (b) in connection with entering into, negotiating, preparing, reviewing and executing this Agreement and the other Loan Documents and all related agreements, documents and instruments, (c) arising in any way out of administration of the Loan including any wire transfer fees or audit expenses and a servicing fee equal to 0.1% per annum of the original, maximum principal balance of the Loan payable in arrears on each Payment Date (the “Servicing Fee”), (d) in connection with instituting, maintaining, preserving, enforcing and foreclosing on Lender’s security interests, whether through judicial proceedings or otherwise, (e) in connection with reviewing Borrower’s compliance with insurance requirements (both prior to the Effective Date and thereafter during the term of the Loan), (f) in defending or prosecuting any actions, claims or proceedings arising out of or relating to Lender’s transactions with Borrower or any Guarantor, (g) in seeking, obtaining or receiving any advice with respect to its rights and obligations under this Agreement, any of the other Loan Documents and all related agreements, documents and instruments, or (h) in connection with any modification, restatement, supplement, amendment, waiver or extension of this Agreement or any other Loan Document or any related agreement, document or instrument, and all of the same may be charged to Borrower’s account and shall be part of the obligations secured by the Security Instrument. Borrower recognizes and agrees that formal written appraisals of the Assets by a licensed independent appraiser may be required by Lender’s internal procedures and/or federal regulatory reporting requirements on an annual and/or specialized basis and that Lender may, at its option, require inspection of the Assets and Improvements by an independent supervising architect and/or cost engineering specialist: (i) at least once each month during the course of any capital improvement project/construction at any Property; (ii) upon completion of any new or remodeled Improvements; and (iii) at least semi-annually thereafter; provided, however, that the cost of any such appraisal or inspection performed in the ordinary course of administration of the Loan during any period that no Event of Default is continuing shall be paid by Lender from the Servicing Fee, it being agreed that Borrower shall pay the cost of any such appraisal or inspection performed in connection with any Event of Default or the exercise by Lender of its remedies under this Agreement or the other Loan Documents.
9.2    ERISA COMPLIANCE. Borrower shall at all times comply with the provisions of ERISA with respect to any retirement or other employee benefit plan to which it is a party as employer, and as soon as possible after Borrower knows, or has reason to know, that any Reportable Event (as defined in ERISA) with respect to any such plan of Borrower has occurred, it shall furnish to Lender a written statement setting forth details as to such Reportable Event and the action, if any, which Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event furnished to the Pension Benefit Guaranty Corporation.

9.3    LEASING. Borrower shall cause all units on each Property to be leased on market rates and in all events at not less than prevailing market terms from time to time, taking into account market standard rental concessions, rent abatement and free rent. Borrower shall timely perform all obligations that are required to be performed by the landlord under the Leases.
All Material Leases (and expansions, renewals or material modifications of Leases, and any cancellation or termination of any such Material Leases) of all or any part of any Property and Improvements shall be with Tenants approved by Lender in writing and upon terms approved in writing by Lender in its reasonable and good faith discretion prior to Borrower’s execution of any such Material Lease (or expansion, renewal or material modification of a Lease). Lender’s prior written approval shall not be required for (i) a non-material modification of a Material Lease, such as, for example, the modification of notice provisions, or (ii) any expansion, renewal, cancellation, or termination of a Material Lease for which a tenant has a pre-existing right under a Lease; provided, however, that Borrower shall provide Lender with prior written notice (unless such right may be exercised unilaterally by a Tenant, in which case prior notice need be given, but Borrower shall provide prompt notice thereof) of such modification, expansion, renewal, cancellation or termination and provide Lender with copies of any documents relating thereto promptly following execution thereof.
9.4    APPLICATION OF GROSS OPERATING INCOME. Borrower shall apply all Gross Operating Income from the Assets pursuant to the Approved Budget (as applicable) and otherwise in accordance with the terms of the Loan Documents.
9.5    SUBDIVISION MAPS. Borrower shall have no right to record any final map, plat, parcel map, lot line adjustment or other subdivision map of any kind covering any portion of any Property (collectively, "Subdivision Map"), without Lender’s prior written consent, which approval may be granted or withheld in Lender’s sole and absolute discretion. Without limitation on the foregoing, Lender shall also have the right to approve, in its sole and absolute discretion, any changes to or amendments of the current zoning for any Property. Notwithstanding anything to the contrary contained in this Section 9.5, Lender shall not unreasonably withhold, condition or delay its consent to, and approval of, any modification, amendment or restatement of any Subdivision Map (including, without limitation, any replatting of the same) or changes or amendments to the current zoning for the Property, so long as the same does not change the permitted use of any Operating Asset as provided in Section 9.18 hereof, or reduce the zoned density or permitted floor area ratio of the Property and Improvements as such exist as of the date hereof.
9.6    FURTHER ASSURANCES. Upon Lender’s request and at Borrower’s sole cost and expense, Borrower shall execute, acknowledge and deliver any other instruments and perform any other reasonable acts necessary, desirable or proper, as determined by Lender, to carry out the purposes of this Agreement and the other Loan Documents or to perfect and preserve any liens created by the Loan Documents; provided, however, that in no event shall the obligations or liabilities of Borrower be increased thereby.
9.7    ASSIGNMENT. Without the prior written consent of Lender in its sole discretion, Borrower shall not assign Borrower’s interest under any of the Loan Documents, or in any monies due or to become due thereunder, and any assignment without such consent shall be void. In this regard, Borrower acknowledges that Lender would not make this Loan except in reliance on Borrower’s expertise, reputation, prior experience in owning and operating commercial real property and mortgage loans, Lender’s knowledge of Borrower, and Lender’s understanding that this Agreement is more in the nature of an agreement involving personal services than a standard loan where Lender would rely on security which already exists.
9.8    TITLE TO LOAN ASSETS.
(a)    Borrower shall not, and shall cause its Affiliates to not, accept or record any deed or other instrument of conveyance of any kind with respect to all or any portion of any property encumbered by the Asset Loan Documents without the prior written consent of Lender, whether as a result of or in connection with a foreclosure, by deed in lieu of foreclosure, or otherwise, which consent shall not be unreasonably withheld, delayed or conditioned. Lender shall respond to any request by Borrower to exercise any of its remedies under the Asset Loan Documents for which Lender’s prior written consent is required within five (5) Business Days following delivery of notice thereof. If Lender fails to respond to Borrower within such five (5) Business Day period, then Lender shall be deemed to have granted its consent to Borrower’s request.
(b)    Without limitation of the foregoing, if Borrower or any Affiliate of Borrower is the successful bidder at a foreclosure sale of any of any property encumbered by the Asset Loan Documents (whether in connection with a foreclosure or otherwise), or otherwise acquires title to or an interest in all or any portion of such property, then concurrently therewith, Borrower shall cause such property to be subject to the first lien of the Loan Documents in the same manner that the Properties are subject to the Loan Documents.
9.9    TRANSFERS. By delivery of this Agreement, Borrower acknowledges that the financial standing and managerial and operational ability of Borrower are substantial and material considerations to Lender in its agreement to make the Loan and that any encumbrance or transfer of an interest in any Asset or in Borrower whether direct or indirect, will materially impair Lender’s security under the Security Instrument. To induce Lender to make the Loan, Borrower agrees Borrower shall not effect a Transfer, either directly or indirectly, or by operation of law, without in each instance first obtaining Lender’s prior written consent, which consent may be withheld for any reason, or given upon such terms and conditions as Lender deems necessary or appropriate, all within Lender’s sole and absolute discretion, to the extent permitted by Applicable Law. Upon any Transfer made in violation of this Section 9.9 but subject to the cure rights contained in Section 11.1(g), without limitation on Lender’s other rights, Lender shall have the absolute right in its sole discretion, without demand or notice, to declare all sums, indebtedness and obligations secured by this Agreement and the other Loan Documents to be immediately due and payable (including the Yield Maintenance (as defined in the Note)), except to the extent that and in such particular circumstances where exercise of such right by Lender is prohibited by law. Any Transfer effected pursuant to a consent by Lender shall be subject to this Agreement and the other Loan Documents, and any direct transferee shall, as a condition of the effectiveness of any such consent and as a covenant of Borrower and such transferee, and in form and substance prescribed by Lender, assume all obligations hereunder and agree to be bound by all provisions contained herein. Such assumption shall not, however, release Borrower or any maker or guarantor (including any Guarantor) from any liability thereunder.
Notwithstanding anything to the contrary contained herein, the following shall not constitute a “Transfer” and are hereby expressly acknowledged and permitted by Lender:

(i)	The transfer of any direct or indirect ownership interests in Guarantor, including, without limitation, the transfer of any common or preferred stock; or

(ii)	Any tenant lease of Property entered into by Borrower in accordance with the terms and conditions of this Agreement.
9.10    SINGLE PURPOSE ENTITY. Each Borrower (as to its Assets only) shall be and remain a single purpose bankruptcy remote entity and shall at all times comply with the following covenants:
(a)    The purpose for which Borrower is organized shall be limited to (i) owning, holding, selling, leasing, transferring, exchanging, operating and managing Borrower’s interest in the Property, (ii) entering into the Loan, (iii) refinancing the Loan in connection with a permitted repayment of the Loan, and (iv) transacting any and all lawful business that is incident, necessary and appropriate to accomplish the foregoing.
(b)    Borrower has not owned, does not own and will not own any asset or property other than (i) its interest in the Property and (ii) incidental personal property necessary for and used in connection with the ownership or operation of the same.
(c)    Borrower shall not engage in a business other than the ownership, operation and management of the Property and acquire any other property without Lender’s prior written consent.
(d)    From and after the Effective Date, Borrower shall not enter into any contract or agreement with any Affiliate, any Guarantor, without Lender’s prior written consent.
(e)    Borrower shall not incur, create, assume or guarantee any indebtedness or liabilities, secured or unsecured, direct or contingent, other than (i) the Loan and the REO Loan #2 and incidental costs and expenses associated therewith, (ii) unsecured indebtedness incurred in the ordinary course of business of owning, operating, and maintaining the Property, that (A) are in such amounts that are normal and reasonable under the circumstances (but in no event more than Four Hundred Fifty Thousand Dollars ($450,000) (in the aggregate together with all trade payables or accrued expenses incurred by Borrower)), (B) are not evidenced by a note, and (C) are required to be paid within sixty (60) days from the date they are first incurred by Borrower, and (iii) non-delinquent property taxes and assessments. No indebtedness other than the Loan may be secured (subordinate or pari passu) by the Property, and no indebtedness may be secured, directly or indirectly, by any partnership, membership or other equity interest in

Borrower (comprising the same) without Lender’s consent in Lender’s sole and absolute discretion.
(f)    Except for the Asset Loans and REO Loan #2, Borrower has not made and will not make any loans or advances to any Person or entity and shall not acquire obligations or securities of an Affiliate.
(g)    Borrower is and will remain solvent and Borrower will pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due; provided, however, that in no event shall any other Person be obligated to make a capital contribution to Borrower to ensure Borrower’s compliance with the covenant in this Section 9.10(g).
(h)    Borrower has done or caused to be done and will do all things necessary to observe organizational formalities and preserve its existence, and Borrower will not amend, modify or otherwise change, in violation of the covenants of this Section 9.10 or the organizational documents of Borrower, as the case may be without the written consent of Lender.
(i)    Each Operating Borrower shall maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates and Guarantor shall maintain the books, records, financial statements and bank accounts of each Non-Operating Borrower. Each Operating Borrower’s assets will not be listed as assets on the financial statement of any other Person and each Non-Operating Borrower’s assets will not be listed on the financial statement of any Person other than Guarantor. Borrower shall have its own separate financial statement, provided, however, that Borrower’s assets may be included in a consolidated financial statement of its parent companies if inclusion on such a consolidated statement is required to comply with the requirements of GAAP, and provided, further, that such consolidated financial statement shall contain a footnote to the effect that Borrower’s assets are owned by Borrower, as the case may be and that they are being included on the financial statement of its parent solely to comply with the requirements of GAAP, and provided, further, that such assets shall be listed on Borrower’s own separate balance sheet. Borrower will file its own tax returns (unless a disregarded entity for tax purposes) and will not file a consolidated federal income tax return with any other corporation. Each Operating Borrower shall maintain its books, records, resolutions and agreements as official records.
(j)    Borrower will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other Person, shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name and shall not identify itself or any of its Affiliates as a division or part of the other.
(k)    Borrower will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations provided, however, that in no event shall any other Person be obligated to make a capital contribution to Borrower to ensure Borrower’s compliance with the covenant in this Section 9.10(k).

(l)    Neither Borrower, nor any constituent party of Borrower has or at any time sought nor will seek the dissolution, winding up, liquidation, consolidation or merger, in whole or in part, or the sale of material assets of Borrower except as permitted hereunder and/or in connection with a payoff of the Loan.
(m)     Other than funds held pursuant to the BACA and/or the Cash Collateral Agreement, no Operating Borrower will commingle the funds and other assets of such Operating Borrower with those of any other Person, and will not participate in a cash management system with any such Person and no Non-Operating Borrower will commingle the funds and other assets of such Non-Operating Borrower with those of any Person other than Guarantor and will not participate in a cash management with any Person other than Guarantor. The foregoing shall not preclude distributions by an Operating Borrower to its members after payment of principal (if any) and interest then due under the Note and all other amounts then due and payable under the Loan Documents, including, without limitation, the payment of operating expenses of the respective Operating Asset and all amounts payable under this Agreement.
(n)    Other than funds held pursuant to the BACA and/or the Cash Collateral Agreement, (i) no Operating Borrower will commingle its assets with those of any other Person and will hold all of its assets in its own name and (ii) no Non-Operating Borrower will commingle its assets with those of any Person other than Guarantor. Each Non-Operating Borrower will hold all of its real property and any Asset Loans or New Assets in its own name.
(o)    Other than the obligations of each Borrower under the Loan and REO Loan #2, Borrower will not guarantee or become obligated for the debts of any other Person and has not, does not and will not in the future hold itself out as being responsible for the debts or obligations of any other Person.
(p)    Borrower shall not pledge its assets for the benefit of any other Person, other than with respect to the Loan and REO Loan #2.
(q)    Borrower shall not file a petition for relief under the Bankruptcy Code, or under any other present or future state of federal law regarding bankruptcy, reorganization or other debtor relief law.
(r)    Borrower shall not partition and shall not permit any partition of the Property.
9.11    MATERIAL AGREEMENTS.
(a)    Borrower shall (i) promptly perform and/or observe the covenants, agreements and conditions required to be performed and observed by it under each Material Agreement and Operating Agreement to which it is a party, and do all things necessary to preserve and to keep unimpaired its rights thereunder, (ii) promptly notify Lender in writing of the giving by Borrower or receipt by Borrower of any notice of any default by any party under any Material Agreement and Operating Agreement of which it is aware and (iii promptly enforce the performance and observance of all of the covenants, agreements and conditions required to be performed and/or observed by any other party under each Material Agreement and Operating Agreement to which Borrower is a party in a commercially reasonable manner
(b)    Borrower shall not, without Lender’s prior consent which shall not be unreasonably withheld: (i) enter into, surrender or terminate any Material Agreement or Operating Agreement to which it is a party or to which Borrower or any Asset is subject (unless, with respect to Material Agreements (other than Leases), the other party thereto is in material default and the termination of such agreement would be commercially reasonable), (ii) increase or consent to the increase of the amount of any charges under any Material Agreement or Operating Agreement to which it is a party or to which Borrower or any Asset is subject, except as provided therein or, with respect to Material Agreements (other than Leases), on an arm’s-length basis and commercially reasonable terms; or (iii) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under any Material Agreement or Operating Agreement to which it is a party or to which Borrower or any Asset is subject in any material respect, except, with respect to Material Agreements (other than Leases), on an arm’s-length basis and commercially reasonable terms.
9.1    COMPLETION OF REQUIRED CAPITAL IMPROVEMENTS AND TENANT IMPROVEMENTS COMMENCED BY BORROWER. Borrower shall complete all capital improvements required under the Capital Improvement Budget and the Approved Budget and this Agreement, and any tenant improvements commenced by Borrower, each on-time and free and clear of any liens. Without limitation on the foregoing, Borrower shall complete all capital improvements it commences which are not required by the Approved Budget and this Agreement, which Lender subsequently approves in writing as required hereunder.
9.2    ASSET LOAN COVENANTS. Borrower shall use its commercially reasonable efforts to require each borrower under the Asset Loans to keep and maintain in full force and effect all restrictive covenants, development agreements, easements and other agreements with Governmental Authorities and other Persons that are necessary or desirable for the use, occupancy, and sale of the applicable property encumbered by the Asset Loan Documents. Borrower shall require that each borrower under the Asset Loans comply in all material respects with any such covenants, development agreements, easements and other agreements and will diligently enforce its rights thereunder. Borrower shall otherwise enforce the terms of the Asset Loan Documents. If requested to do so at any time by Lender, Borrower shall provide such continuation endorsements, date down endorsements and other endorsements to the lender’s title insurance Policy for any property encumbered by the Asset Loan Documents, in form and substance required by Lender. Borrower shall promptly disclose to Lender the occurrence of: (a) any default by under any Asset Loan; (b) any action or proceeding which is instituted by or against Borrower or in relation to any Asset in any Federal or state court or before any Governmental Authority, federal, state or local, foreign or domestic, or any such actions or proceedings which are threatened against Borrower or any Asset.
9.3    OMITTED.
9.4    PROPERTY MANAGEMENT AGREEMENT. Borrower shall (i) cause the applicable Property to be operated pursuant to the applicable Property Management Agreement;

(ii) promptly perform and/or observe in all material respects all of the covenants, agreements and obligations required to be performed and observed by the applicable Borrower under the applicable Property Management Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (iii) promptly notify Lender of any default under or any material adverse change with respect to any Property Management Agreement; (iv) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, and/or notices of default received by the applicable Borrower under the applicable Property Management Agreement; and (v) use best efforts to promptly enforce in all material respects the performance and observance of all of the covenants and agreements required to be performed and/or observed by the applicable Borrower under the applicable Property Management Agreement. Without Lender’s prior written consent, which shall not be unreasonably withheld, Borrower shall not (A) surrender, terminate or cancel any Property Management Agreement; (B) reduce or consent to the reduction of the term of any Property Management Agreement; (C) fail to exercise any option or right to renew or extend the term of any Property Management Agreement; (D) surrender, terminate, forfeit, or suffer or permit the surrender, termination or forfeiture of any Property Management Agreement; (E) increase or consent to the increase of the amount of any charges under any Property Management Agreement; (F) modify, change, supplement, alter or amend any Property Management Agreement or waive any of its rights and remedies under any Property Management Agreement; or (G) grant its consent or approval as may be requested or required in connection with the terms and provisions of any Property Management Agreement.
Any Qualified Replacement Property Management Agreement shall at all times be terminable without payment of a premium or fee immediately upon an Event of Default and otherwise upon not less than thirty (30) days’ prior written notice; provided, however, that without the prior written consent of Lender, Borrower shall not enter into any new agreement, or modify, amend, supplement, assign, replace or terminate any existing agreement, in each case, which provides for the management, leasing and/or operation of the Property or Improvements, provided that Lender shall not unreasonably withhold its consent for any Qualified Replacement Property Management Agreement. Any such agreements must expressly provide that they are subordinate to Lender’s rights and interests under the Loan and the Loan Documents in all respects. All consultants, property managers and leasing agents for the Property shall be subject to Lender’s reasonable prior approval (not to be unreasonably withheld) and, at Lender’s request, Borrower shall cause each such consultant, property manager or leasing agent to execute and deliver to Lender a consent and agreement to the foregoing provisions in form and substance reasonably acceptable to Lender.
9.5    MAINTENANCE. Borrower shall keep each Property in good condition and repair and shall provide security for each Property in at least the same manner as maintained on the date hereof.
9.6    UTILITIES. Borrower shall pay when due all charges that are incurred by Borrower for the benefit of each Property for gas, telephone, electricity, water, sewer, or other services furnished to each Property.

9.7    NO CHANGE IN USE. Each Operating Asset shall be used solely as currently used and Borrower shall not permit any change in use or additional uses on any Operating Asset without the prior written consent of Lender, which shall not be unreasonably withheld, conditioned or delayed.
9.8    PATRIOT ACT AND RELATED MATTERS. Borrower and Guarantor shall comply with any and all existing and future Applicable Laws, including, without limitation, all Prescribed Laws.
9.9    OPERATING COVENANTS. Borrower shall cause the Assets to maintain a “Loan-to-Value Ratio” of not more than 40%.
9.10    INTERIM BEVERAGE MANAGEMENT. Upon written request by Lender, or any purchaser at a foreclosure sale affiliated with Lender, following foreclosure or transfer by deed-in-lieu of foreclosure of the Security Instrument, which request may be made by Lender or such purchaser in its sole and absolute discretion within thirty (30) days after the date a foreclosure of the Security Instrument is final or the date a deed-in-lieu of foreclosure is delivered, as the case may be, Borrower shall cooperate with Lender or such purchaser to obtain an interim liquor license for the Property including, without limitation, signing Section 5 of any liquor license application.
9.11    ORGANIZATIONAL DOCUMENTS.
(b)    The organizational documents of Borrower shall provide that the business and affairs of Borrower shall be (A) managed by or under the direction of a board of one or more directors designated by Borrower’s sole member (the “Sole Member”) or (B) a committee of managers designated by Sole Member (a “Committee”) or (C) by Sole Member, and at all times there shall be at least one (1) duly appointed Independent Director or Independent Manager.  In addition, the organizational documents of Borrower shall provide that no Independent Director or Independent Manager (as applicable) of Borrower may be removed or replaced without cause and unless Borrower provides Lender with not less than three (3) Business Days’ prior written notice of (a) any proposed removal of an Independent Director or Independent Manager (as applicable), together with a statement as to the reasons for such removal, and (b) the identity of the proposed replacement Independent Director or Independent Manager, as applicable, together with a certification that such replacement satisfies the requirements set forth in the organizational documents for an Independent Director or Independent Manager (as applicable). Notwithstanding the foregoing, if (i) the Independent Manager is no longer affiliated with or employed by the Nationally Recognized Service Company which provided the Independent Manager, and such Nationally Recognized Service Company provides a replacement Independent Manager, or (ii) the Independent Manager dies or voluntarily resigns and a Nationally Recognized Service Company provides a replacement Independent Manager, Borrower may appoint such replacement Independent Manager with no prior notice, identification or certifications to the Lender.

(c)    The organizational documents of Borrower shall also provide an express acknowledgment that Lender is an intended third-party beneficiary of the “special purpose” provisions of such organizational documents.
(d)    The organizational documents of Borrower shall provide that the board of directors, the Committee or Sole Member (as applicable) of Borrower shall not take any action which, under the terms of any certificate of formation, limited liability company operating agreement or any voting trust agreement, requires an unanimous vote of the board of directors (or the Committee as applicable) of Borrower unless at the time of such action there shall be (A) at least one (1) member of the board of directors (or the Committee as applicable) who is an Independent Director or Independent Manager, as applicable (and such Independent Director or Independent Manager, as applicable, has participated in such vote) or (B) if there is no board of directors or Committee, then such Independent Manager shall have participated in such vote.  The organizational documents of Borrower shall provide that Borrower will not and Borrower agrees that it will not, without the unanimous written consent of its board of directors, its Committee or its Sole Member (as applicable), including, or together with, the Independent Director or Independent Manager (as applicable) (i) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, (ii) seek or consent to the appointment of a receiver, liquidator or any similar official of Borrower or a substantial part of its business, (iii) take any action that might cause such entity to become insolvent, (iv) make an assignment for the benefit of creditors, (v) admit in writing its inability to pay debts generally as they become due, (vi) declare or effectuate a moratorium on the payment of any obligations, or (vii) take any action in furtherance of the foregoing.  Borrower shall not take any of the foregoing actions without the unanimous written consent of its board of directors, its Committee or its Sole Member, as applicable.
(e)    The organizational documents of Borrower shall provide that, until such time as the Loan shall be paid and performed in full, upon the occurrence of any event that causes Sole Member to cease to be a member of Borrower (other than (i) upon an assignment by Sole Member of all of its limited liability company interest in Borrower and the admission of the transferee, if permitted pursuant to the organizational documents of Borrower and the Loan Documents, or (ii) the resignation of Sole Member and the admission of an additional member of Borrower, if permitted pursuant to the organizational documents of Borrower and the Loan Documents), each of the persons acting as an Independent Director or Independent Manager (as applicable) of Borrower shall, without any action of any Person and simultaneously with Sole Member ceasing to be a member of Borrower, automatically be admitted as members of Borrower (in each case, individually, a “Special Member” and collectively, the “Special Members”) and shall preserve and continue the existence of Borrower without dissolution.  The organizational documents of Borrower shall further provide that until such time as the Loan shall be paid and performed in full, no Special Member may resign or transfer its rights as Special Member unless (i) a successor Special Member has been admitted to Borrower as a Special Member, and (ii) such successor Special Member has also accepted such appointment (as applicable).

(f)    The organizational documents of Borrower shall provide that, until such time as the Loan shall be paid and performed in full, except as expressly permitted pursuant to the terms of this Agreement, (i) Sole Member may not resign, and (ii) no additional member shall be admitted to Borrower.
(g)    The organizational documents of Borrower shall provide that, until such time as the Loan shall be paid and performed in full: (i) Borrower shall be dissolved, and its affairs shall be wound up, only upon the first to occur of the following: (A) the termination of the legal existence of the last remaining member of Borrower or the occurrence of any other event which terminates the continued membership of the last remaining member of Borrower in Borrower unless the business of Borrower is continued in a manner permitted by its operating agreement or the Limited Liability Company Act of the state in which the Borrower is organized (the “Act”), or (B) the entry of a decree of judicial dissolution under the Act; (ii) upon the occurrence of any event that causes the last remaining member of Borrower to cease to be a member of Borrower or that causes Sole Member to cease to be a member of Borrower (other than (A) upon an assignment by Sole Member of all of its limited liability company interest in Borrower and the admission of the transferee, if permitted pursuant to the organizational documents of Borrower and the Loan Documents, or (B) the resignation of Sole Member and the admission of an additional member of Borrower, if permitted pursuant to the organizational documents of Borrower and the Loan Documents), to the fullest extent permitted by law, the personal representative of such last remaining member shall be authorized to, and shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of such member in Borrower, agree in writing (I) to continue the existence of Borrower, and (II) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of Borrower, effective as of the occurrence of the event that terminated the continued membership of such member in Borrower; (iii) the bankruptcy of Sole Member or a Special Member shall not cause such Sole Member or Special Member, respectively, to cease to be a member of Borrower and upon the occurrence of such an event, the business of Borrower shall continue without dissolution; (iv) in the event of the dissolution of Borrower, Borrower shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of Borrower in an orderly manner), and the assets of Borrower shall be applied in the manner, and in the order of priority, set forth in the Act; and (v) to the fullest extent permitted by law, each of Sole Member and the Special Members shall irrevocably waive any right or power that they might have to cause Borrower or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of Borrower, to compel any sale of all or any portion of the assets of Borrower pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of Borrower.
(h)    Borrower shall conduct its business so that the assumptions made with respect to Borrower in any insolvency opinion shall be true and correct in all respects.  In connection with the foregoing, Borrower hereby covenants and agrees that it will comply with or cause the compliance with, (i) all of the facts and assumptions (whether regarding Borrower or any other Person) set forth in any insolvency opinion, (ii) all of the representations, warranties and covenants on this Schedule I, and (iii) all of the organizational documents of Borrower.

“Independent Director” or “Independent Manager” shall mean a natural person selected by Borrower (a) with prior experience as an independent director, independent manager or independent member, (b) with at least three (3) years of employment experience, (c) who is provided by a Nationally Recognized Service Company, (d) who is duly appointed as an Independent Director or Independent Manager and is not, will not be while serving as Independent Director or Independent Manager (except pursuant to an express provision in Borrower’s operating agreement providing for the appointment of such Independent Director or Independent Manager to become a “special member” upon the last remaining member of Borrower ceasing to be a member of Borrower) and shall not have been at any time during the preceding five (5) years, any of the following:

(i)	a stockholder, director (other than as an Independent Director), officer, employee, partner, attorney or counsel of any Borrower Party or any direct or indirect parent of Borrower;

(ii)	a customer, supplier or other Person who derives any of its purchases or revenues from its activities with any Borrower Party;

(iii)	a Person or other entity Controlling or under common Control with any such stockholder, partner, customer, supplier or other Person described in clause (i) or clause (ii) above; or

(iv)	a member of the immediate family of any such stockholder, director, officer, employee, partner, customer, supplier or other Person described in clause (i) or clause (ii) above.
A natural person who otherwise satisfies the foregoing definition and satisfies subparagraph (i) by reason of being the Independent Director or Independent Manager of a “special purpose entity” affiliated with Borrower shall be qualified to serve as an Independent Director or Independent Manager of Borrower, provided that the fees that such individual earns from serving as Independent Director or Independent Manager of Affiliates of Borrower in any given year constitute in the aggregate less than five percent (5%) of such individual's annual income for that year.
A natural person who satisfies the foregoing definition other than clause (ii) shall not be disqualified from serving as an Independent Director or Independent Manager of Borrower if such individual is an independent director, independent manager or special manager provided by a Nationally Recognized Service Company that provides professional independent directors, independent managers and special managers and also provides other corporate services in the ordinary course of its business. Lender accepts and approves of the appointment of Steven Novack of LordSPV as the Independent Manager of Borrower.

“Nationally Recognized Service Company” shall mean any of Lord Securities Corporation, CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, National Corporate Research, Ltd., United Corporate Services, Inc., Independent Member Services LLC or such other nationally recognized company that provides independent director, independent manager or independent member services and that is reasonably satisfactory to Lender, in each case that is not an Affiliate of Borrower and that provides professional independent directors and other corporate services in the ordinary course of its business.
9.12    COMPLIANCE WITH SENIOR LOAN.
(a)    Borrower shall cause Apple Valley Owner to:  (a) pay all principal, interest and other sums required to be paid by Apple Valley Owner under and pursuant to the provisions of the Senior Loan Documents; (b) diligently perform and observe all of the terms, covenants and conditions of the Senior Loan Documents on the part of Apple Valley Owner to be performed and observed, unless such performance or observance shall be waived in writing by Senior Lender; (c) promptly notify Lender of the giving of any notice by Senior Lender to Apple Valley Owner or Borrower of any default by Apple Valley Owner in the performance or observance of any of the terms, covenants or conditions of the Senior Loan Documents on the part of Apple Valley Owner to be performed or observed and deliver to Lender a true copy of each such notice; and (d) deliver a true, correct and complete copy of all notices, demands, requests or material correspondence (including electronically transmitted items) given or received by Apple Valley Owner, Southwest Acquisitions or Guarantor to or from the Senior Lender or its agent.  Without limiting the foregoing, Borrower shall cause Apple Valley Owner to fund all reserves required to be funded by Apple Valley Owner pursuant to the Senior Loan Documents.  In the event of a refinancing of the Senior Loan permitted by the terms of this Agreement, Borrower will cause all amounts released to Borrower with respect to reserves on deposit with Senior Lender after such refinance to be remitted to Lender as a Mandatory Prepayment of the Loan (as defined in the Note).
(b)    Without limiting the generality of the other provisions of this Agreement, and without waiving or releasing Borrower from any of its obligations hereunder, if there shall occur any Senior Loan Default, Borrower hereby expressly agrees that Lender shall have the immediate right, upon prior written notice to Borrower, but shall be under no obligation:  (i) to pay all or any part of the Senior Loan and any other sums that are then due and payable under the Senior Loan Documents (it being understood that, if Lender elects to pay any such sums, to the extent permitted pursuant to the Intercreditor Agreement and the Senior Loan Documents and without adversely impacting Lender’s rights hereunder, Lender shall pay only those amounts as are reasonably necessary to cure all Senior Loan Defaults), and to perform any act or take any action on behalf of Borrower and/or Apple Valley Owner as may reasonably be appropriate, to cause all of the terms, covenants and conditions of the Senior Loan Documents on the part of Apple Valley Owner to be performed or observed thereunder to be promptly performed or observed; and (ii) to pay any other amounts and take any other action as Lender, in its sole and reasonable discretion, shall deem advisable to protect or preserve the rights and interests of Lender in the Loan and/or the Collateral; provided, however, that if Borrower has given Lender written notice that Apple Valley Owner disputes the obligation giving rise to such “Event of Default” or the existence of such Senior Loan Default and Lender, in good faith concurs with Borrower, Lender’s payment or performance shall be done in a manner which does not prejudice Apple Valley Owner’s right to contest such obligation under the Senior Loan Documents.  All sums so paid and the costs and expenses incurred by Lender in exercising rights under this

Section 9.23 (including reasonable attorneys' fees) (i) shall constitute additional advances of the Loan to Borrower, (ii) shall increase the then unpaid outstanding principal balance of the Loan, (iii) shall bear interest at the Default Interest Rate for the period from the date that such costs or expenses were incurred to the date of payment to Lender, (iv) shall constitute a portion of the Loan, and (v) shall be secured by the Security Instrument.  Borrower hereby indemnifies Lender from and against all liabilities, obligations, losses, damages, penalties, assessments, actions, or causes of action, judgments, suits, claims, demands, costs, expenses (including reasonable attorneys' and other professional fees, whether or not suit is brought, and settlement costs) and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Lender as a result of the foregoing actions.  Lender shall have no obligation to Borrower, Apple Valley Owner or any other party to make any such payment or performance.  Borrower shall not impede, interfere with, hinder or delay, and shall not permit Apple Valley Owner to impede, interfere with, hinder or delay, any effort or action on the part of Lender to so cure any default or asserted default under the Senior Loan, or to otherwise so protect or preserve Lender's interests in the Loan and the Collateral following a Senior Loan Default or an asserted Senior Loan Default.  Any Senior Loan Default shall constitute an Event of Default, without regard to any subsequent payment or performance of any such obligations by Lender, subject, however, to the cure rights provided in Section 11.1(v).  Borrower hereby grants Lender and any person designated by Lender the right, subject to the terms of the Intercreditor Agreement, to enter upon the Apple Valley Property at any time following the occurrence and continuance of any default under the Senior Loan Documents, or the giving of written notice to Borrower by Senior Lender that a default has occurred under the Senior Loan Documents, for the purpose of taking any such action or to appear in, defend or bring any action or proceeding to protect Borrower's, Apple Valley Owner's and/or Lender's interest.  Subject to the terms of the Intercreditor Agreement, Lender may take such action as Lender deems reasonably necessary or desirable to carry out the intents and purposes of this subsection (including communicating with Senior Lender with respect to any Senior Loan defaults), without prior notice to, or consent from, Borrower.  Lender shall have no obligation to complete any cure or attempted cure undertaken or commenced by Lender.  If Lender shall receive a copy of any notice of default under the Senior Loan Documents sent by Senior Lender to Apple Valley Owner, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender in accordance with the Loan Documents, in good faith, in reliance thereon.  As a material inducement to Lender's making the Loan, Borrower hereby absolutely and unconditionally releases and waives all claims against Lender arising out of Lender's exercise of its rights and remedies provided in this Section 9.23, except for Lender's gross negligence or willful misconduct.
9.13    SRE LOAN.  Borrower shall cause IMHFC to repay the SRE Loan in full on or before the date that is ninety-one (91) days after the Effective Date (the “SRE Payoff Date”); provided, however, that the SRE Payoff Date may be extended for up to thirty (30) days so long as no uncured event of default has occurred under the SRE Loan Documents.

ARTICLE 10.
REPORTING COVENANTS
10.1    FINANCIAL INFORMATION.
(a)    Borrower shall deliver to Lender, as soon as available, but in no event later than ninety (90) days after each calendar year end, and not later than forty-five (45) days after each calendar quarter end, a current financial statement for Borrower (including, without limitation, an income and expense statement, rent roll and balance sheet) certified by an authorized representative of Borrower. Borrower shall cause Guarantor to deliver to Lender annual financial statements (including contingent liabilities) of Guarantor, within ninety (90) days after each calendar year end and quarterly financial statements not later than forty-five (45) days after each calendar quarter end, Guarantor’s financial statements shall be certified by an authorized representative of each Guarantor, as applicable, to be true and correct in all material aspects and not contain any material omissions. Notwithstanding anything to the contrary contained herein, following an Event of Default hereunder or under the other Loan Documents, Lender may require, in Lender’s sole and absolute discretion, that all financial statements required hereunder shall be audited by a nationally recognized accounting firm selected by Borrower and approved by Lender in writing in its reasonable discretion. Lender agrees that BDO is an acceptable accounting firm for purposes of this Section 10.1 and that, to the extent separate audited financial statements cannot be prepared, then audited financial statements required under this Section 10.1 may be consolidated financial statements; provided, however, that Borrower shall continue to provide separate unaudited financial statements as required herein..
(b)     If in addition to the annual financial statements audited financial information is prepared, Borrower shall deliver to Lender copies of that information within thirty (30) days of its final preparation. All such financial information shall include a statement which specifies the accounting methodology used to prepare the information.
(c)    Borrower shall deliver to Lender concurrently with the delivery to the Asset Borrower any written notices delivered to the Asset Borrower (including, without limitation, monthly statements. Without limitation, all financial statements will include a calculation of Net Operating Income, expenses payable and receivable reports, rent rolls and occupancy statistics and shall be certified by Borrower. The form and methodology of the financial statements provided to Lender prior to the Effective Date are acceptable to Lender; however, Borrower acknowledges that Lender’s approval of the form and methodology of such statements does not constitute, and shall not be deemed to constitute, approval of any future financial information or a limitation on the information that may be requested by Lender in connection with the Loan.
(d)    If any statements, information or reports required hereunder (including under this Section 10.1, Sections 10.3, 10.4 and 10.5) are not timely delivered, there shall be an initial fee of $500.00 for the first day late and a subsequent fee of $250.00 per each day thereafter that such statements, information or reports are not delivered.

10.2    BOOKS AND RECORDS. Borrower shall maintain complete books of account and other records for the Assets and for disbursement and use of the proceeds of the Loan, and the same shall be available for inspection and copying by Lender upon reasonable prior notice.
10.3    ASSET LOANS. In addition to any other reporting requirements contained herein, until such time as the Note is paid in full, within thirty (30) days after the end of each month, Borrower shall provide Lender with payment and loan servicing reports with respect to each Asset Loan, in form and substance reasonably satisfactory to Lender.
10.4    LEASING REPORTS. Borrower shall deliver to Lender monthly rent rolls, leasing schedules and reports, delinquency reports, occupancy statistics, lists of prospective tenants and property tours, operating statements, together with (which shall include a list of leasing prospects, proposals and the then-current negotiation status of the same, in such detail as Lender may require), operating statements and/or such other leasing information as Lender shall request with respect to the Properties and Improvements, each in form and substance reasonably satisfactory to Lender, within thirty (30) days of the end of the applicable month.
10.5    OPERATING STATEMENTS FOR PROPERTIES AND IMPROVEMENTS. Until such time as the Note is paid in full, Borrower shall deliver to Lender monthly operating reports within thirty (30) days after the end of each month, and within thirty (30) days after the end of each quarter, which show in detail the amounts and sources of Gross Operating Income received by or on behalf of Borrower and the amounts and purposes of Permitted Operating Expenses paid by or on behalf of Borrower with respect to each Property and Improvements for the previous month.
(a)    "Gross Operating Income" for this purpose shall mean the sum of any and all amounts, payments, fees, rentals, additional rentals, expense reimbursements (including, without limitation, all reimbursements by tenants, lessees, licensees and other users of such Property and Improvements), discounts or credits to Borrower, income, interest and other monies directly or indirectly received by or on behalf of or credited to Borrower from any person with respect to Borrower’s ownership, use, development, operation, leasing, franchising, marketing or licensing of such Property and Improvements. Gross Operating Income shall be computed on a cash basis and shall include for each quarterly statement all amounts actually received in such quarter whether or not such amounts are attributable to a charge arising in such quarter.
(b)    "Permitted Operating Expenses" shall mean the following expenses, but only to the extent provided in the Operating Budget: (i) taxes and assessments imposed upon such Property and Improvements to the extent that such taxes and assessments are required to be paid by Borrower and are actually paid or reserved for by Borrower; (ii) bond assessments; (iii) insurance premiums for casualty insurance (including, without limitation, earthquake) and liability insurance carried in connection with such Property and Improvements; (iv) operating expenses incurred by Borrower for the management, operation, cleaning, leasing, maintenance and repair of such Property and Improvements (provided, however, that the property management fees may not exceed the lesser of four percent (4.0%) of the amount of gross rents and the actual amounts payable under the Property Management Agreement), but in all events only to the extent provided in the Approved Budget. Permitted Operating Expenses shall not include any interest or principal payments on the Loan or any allowance for depreciation.
10.6    BUDGET. On or before December 1 of each year throughout the term of the Loan, as the same may be extended, Borrower shall submit to Lender for Lender’s review and reasonable approval (a) a capital improvement budget for the each Operating Asset (i.e., non-vacant Properties) which shall not include any payment to Borrower or any Affiliate unless expressly approved by Lender, in writing, in its sole discretion and (b) an operating budget (the "Operating Budget") for each Operating Asset (collectively with the Capital Improvement Budget, the "Approved Budget"). Borrower shall cause the Assets to be owned and operated in accordance with the Approved Budget as approved by Lender, and shall make no changes to any such approved budgets without the prior written consent of Lender which consent shall not to be unreasonably withheld. The budget for 2015 is attached as Exhibit C attached hereto and has been approved by Lender.
ARTICLE 11
EVENTS OF DEFAULT AND REMEDIES
11.1    EVENT OF DEFAULT. The occurrence of any one or more of the following shall constitute an event of default (an "Event of Default") under this Agreement and the other Loan Documents:
(c)    Monetary. Borrower’s failure to pay when due any sums payable under the Note or any of the other Loan Documents within five (5) days when due (provided, however, that there shall be no grace period for amounts due at the Maturity Date or upon earlier acceleration nor any grace period if a grace period is already provided hereunder for such payments); provided further, however, that Borrower’s non-payment of amounts other than those due at the Maturity Date or upon earlier acceleration of the Loan shall not be an Event of Default to the extent Lender is holding funds in any Reserves specifically for the payment of such amount, and Borrower has satisfied all conditions for disbursement of funds from the applicable Reserve, and Lender fails to apply or disburse such funds in accordance with the terms of this Agreement to the amounts then due and owing for which Borrower has satisfied the conditions of disbursement from such Reserve; or
(d)    Liens, Attachment; Condemnation. (i) The recording of any claim of lien against any Asset or the service on Lender of any bonded stop notice relating to the Loan and the continuance of such claim of lien or bonded stop notice for forty-five (45) days after the date on which Borrower becomes aware of such claim of lien days without discharge, satisfaction or provision for payment (including a bond, cash deposit or other security reasonably satisfactory to Lender, so long as the Property nor any interest therein would not be in any danger of sale, loss or forfeiture) being made by Borrower in a manner satisfactory to Lender; or (ii) the condemnation, seizure or appropriation of, or occurrence of an uninsured casualty with respect to any material portion of the Assets, provided, however, that such shall not be an Event of Default if Borrower is otherwise performing its obligations under this Agreement and (y) in the event of an uninsured casualty with respect to any material portion of the Assets, Borrower pays to

Lender an amount equal to the shortfall of any insurance proceeds required for the restoration therefor or, (z) in the event there is a condemnation, seizure or appropriation of any material portion of the Assets, condemnation proceeds are remitted to Lender, or Borrower otherwise pays to Lender, an amount equal to the diminution of the Assets, as reasonably determined by Lender; or (iii) the sequestration or attachment of, or any levy or execution upon any of the Assets, any other collateral provided by Borrower under any of the Loan Documents, any monies in the Reserves, or any substantial portion of the other assets of Borrower, which sequestration, attachment, levy or execution is not released, expunged or dismissed prior to the earlier of forty-five (45) days or the sale of the assets affected thereby; or
(e)    Representations and Warranties. Any of Borrower’s representations or warranties contained in the this Agreement or any other Loan Document was untrue when made (provided that in the event that Borrower did not know, or have a reasonable basis to know, that such representations or warranties were untrue, Borrower shall have the right to cure such default within thirty (30) days after receipt of written notice from Lender of the inaccuracy of such representation or warranty (except that, if the default is such that it cannot be cured within said thirty (30) day period, and Borrower promptly commences the cure of such default within thirty (30) days of the start of such thirty (30) day period and diligently pursues such cure to completion, then such thirty (30) day period shall be extended to such period of time as may be reasonably necessary, but in no event more than a total of ninety (90) days)); or
(f)    Voluntary Bankruptcy; Insolvency; Dissolution. (i) The filing of a petition by Borrower for relief under the Bankruptcy Code, or under any other present or future state or federal law regarding bankruptcy, reorganization or other debtor relief law; (ii) the filing of any pleading or an answer by Borrower in any involuntary proceeding under the Bankruptcy Code or other debtor relief law which admits the jurisdiction of the court or the petition’s material allegations regarding Borrower’s insolvency; (iii) a general assignment by Borrower for the benefit of creditors; or (iv) Borrower applying for, or the appointment of, a receiver, trustee, custodian or liquidator of Borrower or any of its property; or
(g)    Involuntary Bankruptcy. The failure of Borrower to effect a full dismissal of any involuntary petition under the Bankruptcy Code or under any other debtor relief law that is filed against Borrower or in any way restrains or limits Borrower or Lender regarding the Loan, the Assets, prior to the earlier of the entry of any court order granting relief sought in such involuntary petition, or ninety (90) days after the date of filing of such involuntary petition; or
(h)    Partners; Corporate Guarantor; Limited Guarantor. The occurrence of any of the events specified in Section 11.1 (d) or 11.1 (e) as to any Guarantor; or
(i)    Transfer. Any Transfer occurs without the prior written consent of Lender in its sole and absolute discretion (except as may be expressly permitted by Section 9.9 hereof), provided, however, that Borrower shall have the right to cure any such default arising from Borrower’s failure to comply with the terms and conditions of this Agreement solely with respect to any tenant lease of the Property within thirty (30) days after receipt of written notice from Lender that a tenant lease of the Property failed to comply with the terms and conditions of this Agreement (except that, if the default is such that it cannot be cured within said thirty (30) day period, and Borrower promptly commences the cure of such default within thirty (30) days of the start of such thirty (30) day period and diligently pursues such cure to completion, then such thirty (30) day period shall be extended to such period of time as may be reasonably necessary, but in no event more than a total of ninety (90) days)); or
(j)    Loss of Priority. The failure at any time of any Security Instrument to be a valid first lien upon the applicable Asset or any portion thereof, other than as a result of any release or reconveyance of a Security Instrument with respect to all or any portion of the Assets pursuant to the terms and conditions of this Agreement; or
(k)    Single Purpose Entity. Borrower shall fail to comply with the provisions of Section 9.10 (Single Purpose Entity); or
(l)    Adverse Financial Condition. Any material adverse change in the financial condition of Borrower or any Guarantor, from the condition shown on the financial statement(s) submitted to Lender and relied upon by Lender in making the Loan, which results in Borrower being unable to fulfill the material obligations of Borrower hereunder and under the Loan Documents; or
(m)    Key Person or Entity. The retirement, death, or incapacity of Lawrence D. Bain or the withdrawal of Lawrence D. Bain from the operation of Borrower, and Borrower’s failure to provide a substitute or replacement of such Person approved in writing by Lender in its sole discretion within sixty (60) days after the occurrence of any such retirement, death, incapacity or withdrawal, Lender agrees that Jay Wolf is an acceptable replacement for Lawrence D. Bain.; or
(n)    Environmental Indemnity Agreement. The occurrence of a default (after all notice and grace periods provided therein, if any, shall have expired) under the Environmental Indemnity Agreement; or
(o)    Guaranties. The occurrence of a default (after all notice and grace periods provided therein, if any, shall have expired) under the Carveout Guaranty; or
(p)    Asset Loans. Borrower shall fail to strictly comply with the provisions of Article 4 (Special Covenant Relating to the Collateral) hereof or Section 9.8 (Title to Loan Assets); or
(q)     Lockbox Agreement. Any default by Borrower under the Lockbox Agreement which is not cured within thirty (30) days after written notice of such default given by Lender to Borrower except that, if the default is such that it cannot be cured within said thirty (30) day period but is reasonably susceptible to cure within sixty (60) days, and Borrower promptly commences the cure of such default within thirty (30) days after such written notice and diligently pursues such cure to completion, then such thirty (30) day period shall be extended to such period of time as may be reasonably necessary, but in no event more than a total of sixty (60) days.; or

(r)    Other Payments. Borrower’s failure to timely fund any Reserves as required hereunder if such failure continues for five (5) Business Days following Borrower’s receipt of written notice thereof from Lender; or
(s)    Permits; Utilities; Insurance. (i) The neglect, failure or refusal of Borrower to keep in full force and effect any material permit, license, consent or approval required for the operation of any Property that is not fully reinstated within thirty (30) days after Lender gives Borrower notice of the lapse of effectiveness of such material permit, license, consent or approval; (ii) the curtailment in availability to any Property of utilities or other public services necessary for the full occupancy and utilization of the Improvements that is not restored to full availability within thirty (30) days after Lender gives Borrower notice of such curtailment of availability; or (iii) the failure by Borrower to maintain any insurance required under this Agreement or any Loan Document provided, however, that with respect to clauses (i) and (ii) above, such shall not be an Event of Default provided that Borrower is otherwise performing its obligations under this Agreement and the other Loan Documents, Borrower commences to reinstate or restore such item within thirty (30) days of the loss or curtailment thereof, and Borrower reinstates such material permit, license, consent or approval, or restores such utilities or other public services within one hundred eighty (180) days following the initial lapse or curtailment; or
(t)    Material Obligation. Failure of Borrower to pay when due or the default beyond any applicable notice and cure period with respect to any indebtedness or other liability of Borrower or any Asset (other than the Senior Loan, for which default provisions are set forth in Section 9.23 and 11.1(v) hereof) aggregating in excess of $100,000.00 ("Material Indebtedness"); the default by Borrower in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any agreement under which any Material Indebtedness was created or is governed; the occurrence of any other event or condition, the effect of which event or condition is to cause, or to permit the holder or holders of any Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity; or any Material Indebtedness of Borrower shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; provided however, Borrower shall have the right to contest in good faith any of the matters set forth in this subparagraph (r), so long as Borrower does so diligently, by appropriate proceedings and without prejudice to Lender and provided that neither the Property nor any interest therein would be in any danger of sale, loss or forfeiture as a result of such proceeding or contest. For the avoidance of doubt, “Material Indebtedness” as used in this Agreement shall specifically exclude the Senior Loan and any indebtedness thereunder. In the event Borrower shall contest any such claim or demand, Borrower shall promptly notify Lender of such contest and thereafter shall, upon Lender's request, promptly provide a bond, cash deposit or other security satisfactory to Lender to protect Lender's interest and security should the contest be unsuccessful; or
(u)    Impairment of Security. (i) The validity or effectiveness of any Asset Loan Security Instrument or its transfer, grant, pledge or assignment by the Person executing it in favor of Lender is materially impaired as determined by the non-appealable decision of a court of competent jurisdiction; (ii) it is determined by the non-appealable decision of a court of competent jurisdiction that any Asset Loan Security Instrument is not a legal, valid and binding obligation of such party enforceable in accordance with its terms; (iii) the security interest or lien purporting to be created by any of the Asset Loan Security Instruments ceases to be a valid, perfected lien subject to no liens other than liens not prohibited by this Agreement or any Asset Loan Security Instrument; or (iv) any Asset Loan Security Instrument is amended, subordinated, terminated or discharged, or any Person is released from any of its covenants or obligations except to the extent that Lender expressly consents in writing thereto; or
(v)    Asset Loan Documents. (i) The validity or effectiveness of any Asset Loan Document or the transfer, grant, pledge or assignment by the Person executing it is materially impaired as determined by the non-appealable decision of a court of competent jurisdiction; (ii) it is determined by the non-appealable decision of a court of competent jurisdiction that any Asset Loan Document is not a legal, valid and binding obligation of such party enforceable in accordance with its terms; (iii) the security interest or lien purporting to be created by any of the Asset Loan Documents ceases to be a valid, perfected lien; or (iv) any Asset Loan Document is amended, subordinated, terminated or discharged, or any Person is released from any of its covenants or obligations except to the extent that Lender expressly consents in writing thereto; or
(w)    Other Default. The occurrence of an event of default under any other Loan Document or Borrower’s default in the performance of any other term, covenant or condition contained in this Agreement (including, without limitation, Section 9.20 hereof) or any other Loan Document which is not cured within thirty (30) days after written notice of such default given by Lender to Borrower except that, if the default is such that it cannot be cured within said thirty (30) day period but is reasonably susceptible to cure within ninety (90) days, and Borrower promptly commences the cure of such default within thirty (30) days after such written notice and diligently pursues such cure to completion, then such thirty (30) day period shall be extended to such period of time as may be reasonably necessary, but in no event more than a total of ninety (90) days; or
(x)    Senior Loan. An Event of Default as defined in the Senior Loan Documents occurs; provided, however, that Borrower may cure such Event of Default by paying to Lender the then outstanding principal portion of the Loan that is allocated in respect of the Apple Valley Property (which allocated amount, as of the date of this Agreement is $7,400,000) within sixty (60) days after the occurrence of such Event of Default; or
(y)    REO Loan #2. An Event of Default as defined in the REO Loan #2 Loan Documents occurs;
(z)    SRE Loan. The SRE Loan is not paid in full on or before the SRE Payoff Date, as such date may be extended pursuant to Section 9.24 above.
11.2    ACCELERATION UPON EVENT OF DEFAULT; REMEDIES. Upon the occurrence and continuance of any Event of Default specified in this Article 11, Lender may, at its sole option, declare all sums owing to Lender under the Note, this Agreement and the other

Loan Documents immediately due and payable. Upon such acceleration, Lender may, in addition to all other remedies permitted under this Agreement and the other Loan Documents and at law or in equity, apply any sums in the Reserves to the sums owing under the Loan Documents and any and all obligations of Lender to fund further disbursements under the Loan shall terminate.
11.3    DISBURSEMENTS TO THIRD PARTIES. Upon the occurrence and continuance of an Event of Default occasioned by Borrower’s failure to pay money to a third party as required by this Agreement, Lender may but shall not be obligated to make such payment from the Loan proceeds or other funds of Lender. If such payment is made from proceeds of the Loan, Borrower shall immediately deposit with Lender, upon written demand, an amount equal to such payment. If such payment is made from funds of Lender, Borrower shall immediately repay such funds upon written demand of Lender. In either case, the Event of Default with respect to which any such payment has been made by Lender shall not be deemed cured until such deposit or repayment (as the case may be) has been made by Borrower to Lender.
11.4    LENDER’S COMPLETION OF CONSTRUCTION. Upon the occurrence and continuance of an Event of Default, Lender may, upon five (5) days prior written notice to Borrower, and with or without legal process, take possession of the Assets, remove Borrower and all agents, employees and contractors of Borrower from the Assets, complete the work of any construction and market and sell or lease the Assets. For this purpose, Borrower irrevocably appoints Lender as its attorney‑in‑fact, which agency is coupled with an interest. As attorney‑in-fact, Lender may, in Borrower’s name, take or omit to take any action Lender may deem appropriate, including, without limitation, exercising Borrower’s rights under the Loan Documents and all contracts concerning the Assets.
11.5    REPAYMENT OF FUNDS ADVANCED. Any funds expended by Lender in the exercise of its rights or remedies under this Agreement and the other Loan Documents shall be payable to Lender upon written demand, together with interest at the rate applicable to the principal balance of the Note from the date the funds were expended.
11.6    RIGHTS CUMULATIVE, NO WAIVER. All Lender’s rights and remedies provided in this Agreement and the other Loan Documents, together with those granted by law or at equity, are cumulative and may be exercised by Lender at any time. Lender’s exercise of any right or remedy shall not constitute a cure of any Event of Default unless all sums then due and payable to Lender under the Loan Documents are repaid and Borrower has cured all other Events of Default. No waiver shall be implied from any failure of Lender to take, or any delay by Lender in taking, action concerning any Event of Default or failure of condition under the Loan Documents, or from any previous waiver of any similar or unrelated Event of Default or failure of condition. Any waiver or approval under any of the Loan Documents must be in writing and shall be limited to its specific terms.
ARTICLE 12.
MISCELLANEOUS PROVISIONS

12.1    INDEMNITY. EXCEPT TO THE EXTENT DUE SOLELY TO LENDER’S WILLFUL MISCONDUCT OR GROSS NEGLIGENCE, BORROWER HEREBY AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS LENDER, ITS DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS FOR, FROM AND AGAINST ANY AND ALL LOSSES, DAMAGES, LIABILITIES, CLAIMS, ACTIONS, JUDGMENTS, COURT COSTS AND LEGAL OR OTHER EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES AND EXPENSES), WHICH ANY SUCH PARTY MAY INCUR AS A DIRECT OR INDIRECT CONSEQUENCE OF: (A) THE PURPOSE TO WHICH BORROWER APPLIES THE LOAN PROCEEDS; (B) THE FAILURE OF BORROWER TO PERFORM ANY OBLIGATIONS AS AND WHEN REQUIRED BY THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; (C) ANY FAILURE AT ANY TIME OF ANY OF BORROWER’S REPRESENTATIONS OR WARRANTIES TO BE TRUE AND CORRECT; OR (D) ANY ACT OR OMISSION BY BORROWER, CONSTITUENT PARTNER OR MEMBER OF BORROWER, ANY CONTRACTOR, SUBCONTRACTOR OR MATERIAL SUPPLIER, ENGINEER, ARCHITECT OR OTHER PERSON OR ENTITY WITH RESPECT TO ANY OF THE ASSETS. BORROWER SHALL PROMPTLY PAY TO LENDER UPON DEMAND ANY AMOUNTS OWING UNDER THIS INDEMNITY, TOGETHER WITH INTEREST FROM THE DATE THE INDEBTEDNESS ARISES UNTIL PAID AT THE RATE OF INTEREST APPLICABLE TO THE PRINCIPAL BALANCE OF THE NOTE. BORROWER’S DUTY AND OBLIGATIONS TO DEFEND, INDEMNIFY AND HOLD HARMLESS SUCH PARTIES SHALL SURVIVE CANCELLATION OF THE NOTE AND THE RELEASE, RECONVEYANCE OR PARTIAL RECONVEYANCE OF THE SECURITY INSTRUMENT.
12.2    FORM OF DOCUMENTS. The form and substance of all documents, instruments, and forms of evidence to be delivered to Lender under the terms of this Agreement and any of the other Loan Documents shall be subject to Lender’s approval and shall not be modified, superseded or terminated in any respect without Lender’s prior written approval.
12.3    NO THIRD PARTIES BENEFITED. No person other than Lender and Borrower and their permitted successors and assigns shall have any right of action under any of the Loan Documents.
12.4    NOTICES. All notices or other communications required or permitted to be given pursuant to the provisions of this Agreement shall be in writing and shall be considered as properly given if delivered to the appropriate party at the address set forth below (subject to change from time to time by written notice to all other parties to this Agreement). Except when otherwise required by law, any notice which a party is required or may desire to give the other shall be in writing and may be sent by e-mail (provided that a copy is simultaneously sent by one of the other permitted means of giving notice hereinafter set forth), by personal delivery or by mail (either (i) by United States registered or certified mail, return receipt requested, postage prepaid, or (ii) by Federal Express or similar generally recognized overnight carrier regularly providing proof of delivery). Any notice so given by e-mail shall be deemed to have been given as of the date on which the sender of such communication shall confirm receipt thereof by the appropriate parties. Any notice so given by mail shall be deemed to have been given as of the date of delivery established by U.S. Post Office return receipt or the overnight carrier’s proof of delivery, as the case may be. Any such notice not so given shall be deemed given upon receipt of the same by the party to whom the notice is to be given; provided, however, that non-receipt of any communication as the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication. For purposes of notice, the addresses of the parties shall be:

Borrower:	IMH Financial Corporation
7001 N. Scottsdale Road
Scottsdale, Arizona 85253
Attention: Lawrence D. Bain
Email: ldb@imhfc.com

With a copies to:	c/o IMH Financial Corporation
7001 N. Scottsdale Road
Scottsdale, Arizona 85253
Attention: Jonathan Brohard
Email: jbrohard@imhfc.com

and	Polsinelli PC
One East Washington Street, Suite 1200
Phoenix, Arizona 85004
Attention: Margaret Esler
Email: mesler@polsinelli.com

Lender:	Calmwater Capital 3, LLC
11755 Wilshire Blvd., Suite 1400
Los Angeles, California 90025
Attention: Larry Grantham
Email: larry@karlinre.com

With a copy to:	Safarian, Choi & Bolstad LLP
555 South Flower St., Suite 650
Los Angeles, California 90071
Attention: Alex Choi
Email: achoi@safarianchoi.com

Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of fifteen (15) days’ notice to the other party in the manner set forth hereinabove. Borrower shall forward to Lender, without delay, any notices, letters or other communications delivered with respect to any Asset or to Borrower naming Lender, "Lender" or any similar designation as addressee, or which is reasonably likely to affect the ability of Borrower to perform its obligations to Lender under the Loan Documents.
12.5    ATTORNEY-IN-FACT. Borrower hereby irrevocably appoints and authorizes Lender, as Borrower’s attorney‑in‑fact, which agency is coupled with an interest, to execute and/or record in Lender’s or Borrower’s name any notices, instruments or documents that Lender deems appropriate to protect Lender’s interest under any of the Loan Documents.
12.6    ACTIONS. Borrower agrees that Lender, in exercising the rights, duties or liabilities of Lender or Borrower under the Loan Documents, may commence, appear in or defend any action or proceeding purporting to affect any Assets, or the Loan Documents and Borrower shall promptly reimburse Lender upon written demand for all such out-of-pocket expenses so incurred or paid by Lender, including, without limitation, reasonable attorneys’ fees and expenses and court costs.
12.7    RIGHT OF CONTEST. Borrower may contest in good faith any claim, demand, lien, levy or assessment by any person other than Lender which would constitute an Event of Default if: (a) Borrower pursues the contest diligently, in a manner which Lender determines is not prejudicial to Lender, and does not impair the rights of Lender under any of the Loan Documents; and (b) Borrower deposits with Lender any funds or other forms of assurance which Lender in good faith reasonably determines from time to time appropriate to protect Lender from the consequences of the contest being unsuccessful. Borrower’s compliance with this Section 12.7 shall operate to prevent such claim, demand, levy or assessment from becoming an Event of Default.
12.8    RELATIONSHIP OF PARTIES. The relationship of Borrower and Lender under the Loan Documents is, and shall at all times remain, solely that of borrower and lender, and Lender neither undertakes nor assumes any responsibility or duty to Borrower or to any third party with respect to the Assets, except as expressly provided in this Agreement and the other Loan Documents.
12.9    DELAY OUTSIDE LENDER’S CONTROL. Lender shall not be liable in any way to Borrower or any third party for Lender’s failure to perform or delay in performing under the Loan Documents (and Lender may suspend or terminate all or any portion of Lender’s obligations under the Loan Documents) if such failure to perform or delay in performing results directly or indirectly from, or is based upon, the action, inaction, or purported action, of any governmental or local authority, or because of war, rebellion, insurrection, strike, lock‑out, boycott or blockade (whether presently in effect, announced or in the sole judgment of Lender deemed probable), or from any Act of God or other cause or event beyond Lender’s control.
12.10    ATTORNEYS’ FEES AND EXPENSES; ENFORCEMENT. If any attorney is engaged by Lender to enforce or defend any provision of this Agreement, any of the other Loan

Documents or Other Related Documents, or as a consequence of any Event of Default under the Loan Documents, with or without the filing of any legal action or proceeding, and including, without limitation, any fees and expenses incurred in any bankruptcy proceeding of the Borrower, then Borrower shall immediately pay to Lender, upon demand, the amount of all attorneys’ fees and expenses and all costs incurred by Lender in connection therewith, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance of the Note as specified therein.
12.11    IMMEDIATELY AVAILABLE FUNDS. Unless otherwise expressly provided for in this Agreement, all amounts payable by Borrower to Lender shall be payable only in United States currency, immediately available funds.
12.12    LENDER’S CONSENT. Wherever in this Agreement there is a requirement for Lender’s consent, determination and/or a document to be provided or an action taken "to the satisfaction of Lender", except as otherwise expressly set forth herein, it is understood by such phrase that Lender shall exercise its consent, right or judgment in its sole and absolute discretion.
12.13    LOAN SALES AND PARTICIPATIONS; DISCLOSURE OF INFORMATION. Borrower agrees that Lender may elect, at any time, to sell, assign or grant participations in all or any portion of its rights and obligations under the Loan Documents, and that any such sale, assignment or participation may be to one or more financial institutions, private investors, and/or other entities, at Lender’s sole discretion ("Participant"). Borrower further agrees that Lender may disseminate to any such actual or potential purchaser(s), assignee(s) or participant(s) all documents and information (including, without limitation, all financial information) which has been or is hereafter provided to or known to Lender with respect to: (a) the Assets and its operation; (b) any party connected with the Loan (including, without limitation, Borrower, any Person having any interest, whether direct or indirect, in Borrower, any constituent partner or member of Borrower, and any Guarantor); and/or (c) any lending relationship other than the Loan which Lender may have with any party connected with the Loan. In the event of any such sale, assignment or participation, Lender and the parties to such transaction shall share in the rights and obligations of Lender as set forth in the Loan Documents only as and to the extent they agree among themselves. In connection with any such sale, assignment or participation, Borrower further agrees that the Loan may be split into two or more loans with the economic terms materially the same as provided herein and in the other Loan Documents, the Loan Documents shall be sufficient evidence of the obligations of Borrower to each purchaser, assignee, or participant, and upon written request by Lender, Borrower shall enter into such amendments or modifications to the Loan Documents as may be reasonably required in order to evidence any such sale, assignment or participation. The indemnity obligations of Borrower under the Loan Documents shall also apply with respect to any Participant.
Without limitation of the foregoing, Borrower acknowledges that Lender may effectuate one or more Secondary Market Transactions (as defined below). Borrower shall cooperate in all respects with Lender in effecting any such Secondary Market Transaction and shall cooperate in all respects to implement all requirements imposed by any Investment Party or Rating Agency

(each as defined below) involved therein, including, without limitation, amendments to Borrower’s organizational documents and/or the obligations evidenced by each Note and this Agreement and secured by the Security Instrument, and modifications to any Loan Documents, provided however that such shall not materially increase Borrower’s obligations or liabilities under this Agreement or the other Loan Documents. Borrower shall provide such information and documents relating to Borrower, any Guarantor, the Property and any tenants as Lender may reasonably request in connection with such Secondary Market Transaction, including, without limitation, non-consolidation, Delaware and other customary opinions. Borrower shall make available to Lender all information concerning its business and operations that Lender may reasonably request pursuant to the terms of the Loan Documents. Lender shall be permitted to share all information provided in connection with the Loan with the Investment Parties, Rating Agencies, investment banking firms, accounting firms, law firms and other third-party advisory firms involved with the Loan Documents or the applicable Secondary Market Transaction. It is understood that the information provided to Lender in connection with the Loan may ultimately be incorporated into the offering documents for the Secondary Market Transaction and thus potential Investment Parties may also see some or all of the information with respect to the Loan, any Guarantor, the Assets, Borrower and the holders of direct or indirect interests in Borrower. Borrower irrevocably waives any and all rights it may have under any Applicable Laws (including, without limitation, any right of privacy) to prohibit such disclosure. Lender and all of the aforesaid third-party advisors and professional firms shall be entitled to rely on the information supplied by, or on behalf of, Borrower. Except to the extent due solely to Lender’s willful misconduct or gross negligence, Borrower hereby indemnifies Lender as to any losses, claims, damages or liabilities that arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the information provided by or on behalf of Borrower, or arise out of or are based upon the omission or alleged omission by Borrower to state therein a material fact required to be stated in such information, or necessary in order to make the statements in such information, or in light of the circumstances under which they were made, not misleading. Lender may publicize the existence of the Loan or Borrower’s obligations under the Loan in connection with its marketing for a Secondary Market Transaction or otherwise as part of its business development. As used herein, the following terms shall have the following meanings: (x) “Secondary Market Transaction” shall be (1) any sale of the Security Instrument, this Agreement, any Note and other Loan Documents to one or more investors as a whole loan, (2) a participation of the Loan or Borrower’s obligations under the Loan to one or more investors, (3) a securitization of the Loan, (4) any other sale or transfer of the Loan or Borrower’s obligations under the Loan or any interest therein to one or more investors; (y) “Rating Agency” shall mean any nationally-recognized statistical rating organization that has been designated by Lender to provide, or that provides, a rating on Borrower, the Loan or any securities evidencing an interest in, inter alia, a trust or other entity which is the holder of any Note; and (z) “Investment Party” shall mean any actual or potential purchaser, transferee, assignee, servicer, participant or investor in a Secondary Market Transaction.
12.14    RESERVED.
12.15    LENDER’S AGENTS. Lender may designate an agent or independent contractor to exercise any of Lender’s rights under this Agreement and any of the other Loan

Documents. Any reference to Lender in any of the Loan Documents shall include Lender’s agents, employees or independent contractors.
12.16    TAX SERVICE. Lender is authorized to secure, at Borrower’s expense, a tax service contract with a third party vendor which shall provide tax information on the Assets satisfactory to Lender.
12.17    WAIVER OF RIGHT TO TRIAL BY JURY;JUDICIAL REFERENCE IN THE EVENT OF JURY TRIAL WAIVER UNENFORCEABILITY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH, OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY. THE PARTIES HERETO HEREBY AGREE THAT THE PROVISIONS CONTAINED HEREIN HAVE BEEN FAIRLY NEGOTIATED ON AN ARMS-LENGTH BASIS, WITH BOTH SIDES AGREEING TO THE SAME KNOWINGLY AND BEING AFFORDED THE OPPORTUNITY TO HAVE THEIR RESPECTIVE LEGAL COUNSEL CONSENT TO THE MATTERS CONTAINED HEREIN. ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY AND THE AGREEMENTS CONTAINED HEREIN REGARDING THE APPLICATION OF JUDICIAL REFERENCE IN THE EVENT OF THE INVALIDITY OF SUCH JURY TRIAL WAIVER.
12.18    SEVERABILITY. If any provision or obligation under this Agreement and the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that provision shall be deemed severed from the Loan Documents and the validity, legality and enforceability of the remaining provisions or obligations shall remain in full force as though the invalid, illegal, or unenforceable provision had never been a part of the Loan Documents; provided, however, that if the rate of interest or any other amount payable under the Note or this Agreement or any other Loan Document, or the right of collectability therefor, are declared to be or become invalid, illegal or unenforceable, Lender’s obligations to make advances under the Loan Documents shall not be enforceable by Borrower.
12.19    HEIRS, SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided under the terms and conditions of this Agreement, the terms of the Loan Documents shall bind and inure to the benefit of the heirs, successors and assigns of the parties.

12.20    TIME. Time is of the essence of each and every term of this Agreement.
12.21    HEADINGS. All article, section or other headings appearing in this Agreement and any of the other Loan Documents are for convenience of reference only and shall be disregarded in construing this Agreement and any of the other Loan Documents.
12.22    GOVERNING LAW. THIS AGREEMENT, AND THE LOAN, AS A WHOLE, WAS NEGOTIATED IN THE STATE OF ARIZONA, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND, EXCEPT AS OTHERWISE PROVIDED IN SECTIONS 9-301 OR 9-307 OF THE UCC, IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ARIZONA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA; PROVIDED, HOWEVER, THAT AT ALL TIMES THE PROVISIONS HEREIN FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT TO THE SECURITY INSTRUMENT SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE APPLICABLE ASSET IS LOCATED (OR IN THE CASE OF ASSET LOANS, STATE IN WHICH THE UNDERLYING COLLATERAL IS LOCATED). TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, AND, EXCEPT AS SET FORTH ABOVE, THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ARIZONA.
12.23    INTEGRATION; INTERPRETATION. The Loan Documents contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated therein and supersede all prior negotiations or agreements, written or oral. The Loan Documents shall not be modified except by written instrument executed by all parties. Any reference to the Loan Documents includes any amendments, renewals or extensions now or hereafter approved by Lender in writing.
12.24    JOINT AND SEVERAL LIABILITY. Except for the Guarantor, the liability of all persons and entities obligated in any manner under this Agreement and any of the Loan Documents shall be joint and several.
12.25    COUNTERPARTS. To facilitate execution, this Agreement may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this Agreement to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages. Facsimile and other electronically transmitted signatures shall serve as the functional equivalent of manually executed signatures for all purposes.
12.26    CONFIDENTIALITY AND PUBLICITY.
(a)    Borrower hereby agrees that Lender or any Affiliate of Lender may (i) disclose a general description of transactions arising under the Loan Documents for advertising, marketing or other similar purposes, (ii) use Borrower’s or any Guarantor’s names, logos or other indicia germane to such parties in connection with such advertising, marketing or other similar purposes and (iii) disclose any and all information concerning the Loan Documents, as well as any information regarding the Borrower or any Guarantor and their operations, received by Lender in connection with the Loan Documents required by its lenders or funding or financing sources
(b)    Borrower agrees, and agrees to cause each of its Affiliates, (i) not to transmit or disclose provision of any Loan Document to any Person (other than to Borrower’s advisors and officers on a need-to-know basis) without Lender’s prior written consent, (ii) to inform all Persons of the confidential nature of the Loan Documents and to direct them not to disclose the same to any other Person and to require each of them to be bound by these provisions. Borrower agrees to submit to Lender and Lender reserves the right to review and approve all materials that Borrower or any of its Affiliates prepares that contain Lender’s name or describe or refer to any Loan Document, any of the terms thereof or any of the transactions contemplated thereby. Borrower shall not, and shall not permit any of its Affiliates to, use Lender’s name (or the name of any of Lender’s Affiliates) in connection with any of its business operations, including without limitation, advertising, marketing or press releases or such other similar purposes, without Lender’s prior written consent. Nothing contained in any Loan Document is intended to permit or authorize Borrower or any of its Affiliates to contract on behalf of Lender.
(c)    Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower, (h) in connection with any Secondary Market Transaction, or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to Lender or its Affiliates on a nonconfidential basis from a source other than the Borrower. For purposes of this Section, “Information” means all information received from the Borrower or any Guarantor relating to the Borrower or any Guarantor or any of their respective businesses, other than any such information that is available to Lender on a nonconfidential basis prior to disclosure by the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
12.27    BROKERS. Except for Daniel MacDonnell of Cushman &Wakefield, Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower shall indemnify, defend and hold Lender harmless for, from and against any and all claims, liabilities, costs and expenses of any kind (including Lender’s attorneys’ fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower or Lender in connection with the transactions contemplated herein, regardless of whether caused in whole or in part by the negligence or strict liability of Lender. The provisions of this Section 12.27 shall survive the expiration and termination of this Agreement and the payment of the Loan.
12.28    OFFSETS AND COUNTERCLAIMS. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents, including any servicer of Borrower, or otherwise offset any obligations to make payments required under the Loan Documents.
12.29    REMEDIES OF BORROWER. If a claim or adjudication is made that Lender or any of its agents, including any servicer of Borrower, has acted unreasonably or unreasonably delayed acting in any case where by law or under any Loan Document, Lender or any such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents, including any servicer of Borrower, shall be liable for any monetary damages, and Borrower’s sole remedy shall be to commence an action seeking injunctive relief or declaratory judgment. Any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment. Borrower specifically waives any claim against Lender and its agents, including any servicer of Borrower, with respect to actions taken by Lender or its agents on Borrower’s behalf, other than any such claim arising from the gross negligence or willful misconduct of Lender or such agent.
12.30    PRINCIPLES OF CONSTRUCTION
12.31    INCORPORATION BY REFERENCE. Each of Borrower and Lender acknowledge and agree that it is obligated and bound by the terms and conditions of each of the Loan Documents, as applicable, as if the same were fully incorporated herein.

12.32    CROSS DEFAULT; CROSS COLLATERALIZATION.  Borrower acknowledges that Lender has made the Loan to Borrower and the REO Loan #2 to REO Loan #2 Borrower upon the security of the collective interest in the Assets and the REO Loan #2 Assets and in reliance upon the aggregate of the Assets and the REO Loan #2 Assets taken together being of greater value as collateral security than the sum of each of the Assets, individually, and the REO Loan #2 Assets, individually, taken separately.  Borrower agrees that the Security Instrument, with respect to the Assets, and the REO Loan #2 Security Instrument with respect to the REO Loan #2 Assets are and will be cross-collateralized and cross-defaulted with each other so that (i) an Event of Default under any Loan Document or REO Loan #2 Loan Document shall constitute an Event of Default under all of the Loan Documents and all of the REO Loan #2 Loan Documents; (ii) each of the Security Instrument and the REO Loan #2 Security Instrument shall constitute security for the Loan and REO Loan #2 as a single blanket lien on all of the Assets and the REO Loan #2 Assets; and (iii) such cross-collateralization shall in no event be deemed to constitute a fraudulent conveyance.

[SIGNATURE PAGE FOLLOWS]

Exhibit 10.3

IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement as of the date appearing on the first page of this Agreement.

LENDER:

CALMWATER CAPITAL 3, LLC, a California
limited liability company

By:	/s/David Cohen
Name:	David Cohen
Title:	Authorized Agent

“BORROWER”

a Delaware limited liability company

By:	IMH Financial Corporation
a Delaware corporation
its Sole Member

By:	/s/ Lawrence D. Bain
Name:	Lawrence D. Bain
Title:	Chairman & CEO

[SIGNATURE PAGE TO LOAN AGREEMENT]

Exhibit 10.3

EXHIBIT A

DESCRIPTION OF PROPERTY

[See Exhibits A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-9, A-10 and A-21 attached]

EXHIBIT A

EXHIBIT A-1
SCOTTSDALE CANAL
LOAN DOCUMENTS
1.    Deed of Trust dated December 31, 2014, between Scottsdale Canal Holdings, LLC, an Arizona limited liability company (“Scottsdale”) as Grantor, AZ-Waters Edge, LLC, an Arizona limited liability company (“AZ-Waters”) as Lender, and First American Title Insurance Company as Trustee, recorded December 31, 2014, at Document No. 20140861234, in the Official Records of Maricopa County, Arizona (the “Maricopa County Records”);
2.    Promissory Note dated December 31, 2014, from Scottsdale as Borrower to AZ-Waters as Lender; and
3.    Title Policy – First American Title Insurance Company, dated December 31, 2014, Policy No. 706894.

LEGAL DESCRIPTION
Attached.

EXHIBIT A

EXHIBIT A-2
OASIS
LEGAL DESCRIPTION
Attached.

EXHIBIT A

EXHIBIT A-3
HI-LO RANCH
LEGAL DESCRIPTION
Attached.

EXHIBIT A

EXHIBIT A-4
SERRAMONTE
LOAN DOCUMENTS

1.	Promissory Note Secured by Real Property dated January 31, 2014 executed by Serramonte Terraces LLC as Maker in favor of CA-Daley, LLC as Payee;

2.
Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing dated January 31, 2014 between Serramonte Terraces LLC as Trustor, CA-Daley, LLC as Beneficiary and First American Title Company as Trustee;

3.	UCC-1 Financing Statement; and

4.	Lender’s Title Policy – First American Title Insurance Company, dated January 31, 2014, Policy No. 4487688A, and endorsements.

LEGAL DESCRIPTION
Attached.

EXHIBIT A

EXHIBIT A-5
LR RENAISSANCE - LOTS
LEGAL DESCRIPTION
Attached.

EXHIBIT A

EXHIBIT A-6
LR RENAISSANCE - CLUBHOUSE
LEGAL DESCRIPTION
Attached.

EXHIBIT A

EXHIBIT A-7
LEGACY HOLDINGS APPLE VALLEY/GABELLA
LEGAL DESCRIPTION
Attached.

EXHIBIT A

EXHIBIT A-9
AVOCET VILLAS
LEGAL DESCRIPTION
Attached.

EXHIBIT A

EXHIBIT A-10
BUENA YUMA
LEGAL DESCRIPTION
Attached.

EXHIBIT A

EXHIBIT A-21
POMEGRANATE
LOAN DOCUMENTS

1.	Promissory Note Secured by Real Property dated March 19, 2014 executed by Pomegranate Farms-Tucson, LLC as Maker in favor of IMH Special Asset NT 140, LLC as Payee;

2.
Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing dated March 19, 2014 between Pomegranate Farms-Tucson, LLC as Trustor, IMH Special Asset NT 140, LLC as Beneficiary and Chicago Title Agency, Inc. as Trustee;

3.	UCC-1 Financing Statement; and

4.	Lender’s Title Policy – Fidelity National Title Agency, dated March 19, 2014, Policy No. AZ-FCOP-IMP-27307-a-14-51001814, and endorsements.

LEGAL DESCRIPTION
Attached.

EXHIBIT A

Exhibit 10.3

EXHIBIT B

DOCUMENTS
1.    Loan Documents. The documents listed in this Section 1, and amendments, modifications and supplements thereto which have received the prior written consent of Lender, together with any documents executed in the future that are approved by Lender and that recite that they are "Loan Documents" for purposes of this Agreement are collectively referred to herein as the Loan Documents.
1.1    This Agreement.
1.2    The Promissory Note dated as of the date hereof, in the maximum principal amount of $24,365,000, made by Borrower payable to the order of Lender.
1.3    Each Deed of Trust, Security Agreement and Financing Statement and Mortgage, Security Agreement and Financing Statement dated as of the date hereof, executed by Borrower, as Trustor, to the trustee named therein (if any), for the benefit of Lender, as Beneficiary.
1.4    Each Uniform Commercial Code – National Financing Statement – Form UCC-1, showing Borrower, as debtor, and Lender, as secured party, to be filed with the Secretary of State of the State of Arizona or the Secretary of State of the State of Delaware.
1.5    Each Uniform Commercial Code – National Financing Statement – Form UCC-1, showing Borrower, as debtor, and Lender, as secured party, to be recorded in the Official Records (as defined in each Security Instrument).
1.6    Lockbox and Security Agreement dated as of the date hereof, executed by Borrower and Lender.
1.7    Each Subordination of Management Agreement dated as of the date hereof, executed by Borrower and the Property Manager named therein in favor of Lender.
1.8    Assignment of Leases and Rents dated as of the date hereof, executed by Borrower and Lender.
1.9    Assignment of Warranties and Other Contract Rights dated as of the date hereof, executed by Borrower and Lender.
1.10    Each Collateral Security Agreement dated as of the date hereof, executed by AZ-Waters Edge, CA-Daley and IMH Special Asset NT 140, LLC in favor of Lender.

EXHIBIT B

1.11    Blocked Account Control Agreement dated as of the date hereof, executed by US Bank, Lender and Borrower.
1.12    Certificate Regarding Borrower Structure dated as of the date hereof, executed by Borrower.
1.13    Receipt and Closing Certificate dated as of the date hereof, executed by Borrower.
1.14    Indemnity and Guaranty Agreement dated as of the date hereof, executed by Guarantor in favor of Lender.
1.15    Hazardous Substances Indemnity Agreement dated as of the date hereof, executed by the Borrower and Guarantor in favor of Lender.
1.16    Pledge and Security Agreement dated as of the date hereof, executed by Southwest Acquisitions to Lender.
1.17    Acknowledgment and Consent executed by IMH Gabella.
1.18    Negative Pledge dated as of the date hereof, executed by Southwest Acquisitions to Lender.
1.19    Instruction to Register Pledge, executed by Southwest Acquisitions, IMH Gabella and Lender.
1.20    Uniform Commercial Code – National Financing Statement – Form UCC-1, showing Southwest Acquisitions, as debtor, and Lender, as secured party, with respect to the pledge of interests in IMH Gabella.
1.21    Pledge and Security Agreement dated as of the date hereof, executed by IMHFC to Lender.
1.22    Acknowledgment and Consent executed by IMH Special Asset NT 175-AVN.
1.23    Negative Pledge dated as of the date hereof, executed by IMHFC to Lender.
1.24    Instruction to Register Pledge, executed by IMHFC, IMH Special Asset NT 175-AVN and Lender.
1.25    Uniform Commercial Code – National Financing Statement – Form UCC-1, showing IMHFC, as debtor, and Lender, as secured party, with respect to the pledge of interests in IMH Special Asset NT 175-AVN.

EXHIBIT B

1.26    Each Allonge in connection with the Asset Loans executed by Borrower to Lender.
1.27    Each Assignment of Deed of Trust or Assignment of Mortgage in connection with the Asset Loans executed by Borrower to Lender.
1.28     Loan Agreement Notice executed by Oasis Indian Bend, Guarantor and Lender.
1.29    Cash Collateral Agreement executed by Borrower by Borrower for the benefit of Lender.
1.30    Intercreditor Agreement executed by Lender and Bank of the Ozarks.
1.31    Custodial Agreement executed by Lender, Borrower and a custodian acceptable to Lender.
1.32    Loan Agreement Notice executed by IMH Special Asset NT 139, Guarantor and Lender.

EXHIBIT B

Exhibit 10.3

EXHIBIT C

Approved Budget

Asset	Budget

Scottsdale Canal	None
Hi-Lo Ranch	None
Serramonte	None
LR Renaissance - Lots	None
Legacy Holdings Apple Valley/Gabella	None
Avocet Villas	None
Buena Yuma	None
Pomegranate	None

EXHIBIT C

EXHIBIT B

Exhibit 10.3

Oasis

Oasis Medical Building (8835-htx)

2015 Preliminary Budget

Budget Summary

Revenue	*Jan 2015*	*Feb 2015*	*Mar 2015*	*Apr 2015*	*May 2015*	*Jun 2015*	*Jul 2015*	*Aug 2015*	*Sept 2015*	*Oct 2015*	*Nov 2015*	*Dec 2015*
Base Rent	130,462	130,462	130,462	131,038	131,038	131,038	131,038	131,038	131,038	131,038	131,038	131,038
Less: Concessions												
Parking Income	5,123	5,123	5,123	5,123	5,123	5,123	5,123	5,123	5,123	5,123	5,123	5,123
Rental Revenue	135,585	135,585	135,585	136,161	136,161	136,161	136,161	136,161	136,161	136,161	136,161	136,161
Expense Reimbursements												
CAM Income	5,900	5,900	5,900	5,900	5,900	5,900	5,900	5,900	5,900	5,900	5,900	5,900
Prior Year CAM	0	0	2,500	0	0	0	0	0	0	0	0	0
Tenant Reimbursement - Electricity	9,852	9,852	9,852	9,852	9,852	9,852	9,852	9,852	9,852	9,852	9,852	9,852
Tenant Reimbursement - Water	325	325	325	325	325	325	325	325	325	325	325	325
Oxygen Tank Storage	0	1,500	0	0	0	0	0	0	0	0	0	0
Total Exp Reimbursements	16,077	17,577	18,577	16,077	16,077	16,077	16,077	16,077	16,077	16,077	16,077	16,077
TOTAL INCOME	151,661	153,161	154,161	152,238	152,238	152,238	152,238	152,238	152,238	152,238	152,238	152,238
Operating Expenses												
Utilities	24,050	24,050	24,050	24,050	24,050	24,050	24,050	24,050	24,050	24,050	24,050	24,050
Repairs & Maintenance	44,642	38,544	49,195	43,943	44,998	53,681	40,360	49,699	57,146	55,388	40,427	47,756
Management Fees	6,629	6,659	6,629	6,641	6,641	6,641	6,641	7,330	7,330	7,330	7,330	7,330
General and Administrative	1,175	1,175	1,425	1,175	1,175	1,175	1,175	1,175	1,175	1,175	1,175	1,175
Total - Recoverable Operating Expense	76,497	70,428	81,299	75,809	76,864	85,547	72,226	82,255	89,701	87,944	72,982	80,311
Insurance Expense												
Liability Insurance	6,800	6,800	6,800	6,800	6,800	6,800	6,800	6,800	6,800	6,800	6,800	6,800
Total - Recoverable Operating Expense	6,800	6,800	6,800	6,800	6,800	6,800	6,800	6,800	6,800	6,800	6,800	6,800
Property Tax and Other Taxes Expense												
Property Taxes	26,551	26,551	26,551	26,551	26,551	26,551	26,551	26,551	26,551	26,551	26,551	26,551
Personal Property Taxes	100	0	0	0	0	0	0	0	0	0	0	0
Total - Property Tax and Other Taxes Ex	26,651	26,551	26,551	26,551	26,551	26,551	26,551	26,551	26,551	26,551	26,551	26,551
TOTAL OPERATING COSTS	109,948	103,779	114,650	109,160	110,215	118,898	105,577	115,606	123,052	121,295	106,333	113,662
NET OPERATING INC (LOSS)	41,714	49,382	39,511	43,078	42,022	33,340	46,661	36,632	29,186	30,943	45,904	38,576
Non-Escalatable Expenses												
Miscellaneous Expenses	2,500	700	500	2,500	500	700	2,500	500	500	2,700	500	1,100
Total - Owner's Expenses	2,500	700	500	2,500	500	700	2,500	500	500	2,700	500	1,100
NET INCOME (LOSS)	39,214	48,682	39,011	40,578	41,522	32,640	44,161	36,132	28,686	28,243	45,404	37,476

EXHIBIT C

LR Renaissance – Clubhouse

Laughlin Ranch Consolidated Budget
Operating Budget- P&L Summary
2015 Budget & Forecasting

Row	G	Jan-15	Feb-15	Mar-15	Apr-15	May-15	Jun-15	Jul-15	Aug-15	Sep-15	Oct-15	Nov-15	Dec-15	2015 Total
6	Total Rounds	2632	3908	5310	3063	1996	1436	843	995	1137	2201	2394	1237	27152
7	Ordinary Income/Expense	131,900	199,856	308,800	143,874	112,924	68,499	34,785	57,995	54,885	182,550	170,300	75,758	
8	Income	$ 50.11	$ 51.14	$ 58.15	$ 46.97	$ 56.58	$ 47.70	$ 41.27	$ 58.30	$ 48.26	$ 82.93	$ 71.13	$ 61.24	
12	Total 400000 · Merchandise - Income	7,610	19,424	26,454	15,867	8,670	6,419	3,034	7,066	4,412	14,208	15,366	10,896	139,425
21	Total 401200 · Golf Sales - Green and Cart Fee	131,900	199,856	308,800	143,874	112,924	68,499	34,785	57,995	54,885	182,550	170,300	75,758	1,542,127
32	Total 401300 · Other Golf Revenue	2,106	2,735	3,717	2,450	1,597	1,436	843	995	1,137	2,201	2,394	1,237	22,849
42	Total 401800 · Membership Income - Other Fees	-	-	-	-	-	-	-	-	-	-	-	-	-
48	Total 402100 · Food - Sales	44,330	68,223	92,653	62,778	46,166	34,132	25,790	31,990	32,845	48,019	54,805	50,513	592,244
54	Total 402200 · Non Alcoholic - Beverages Sales	5,350	8,234	11,182	7,577	5,572	4,119	3,113	3,861	3,964	5,795	6,614	6,096	71,478
60	Total 402400 · Beer - Sales	10,318	15,880	21,566	14,612	10,746	7,945	6,003	7,446	7,645	11,177	12,756	11,757	137,850
65	Total 402500 · Wine - Sales	3,974	6,117	8,307	5,628	4,139	3,060	2,312	2,868	2,945	4,305	4,914	4,529	53,098
71	Total 402600 · Liquor - Sales	12,458	19,173	26,039	17,643	12,974	9,592	7,248	8,990	9,231	13,495	15,402	14,196	166,441
72	402700 · Food & Beverage Minimium	-	-	-	-	-	-	-	-	-	-	-	-	-
81	Total 407000 · Sports Center - Income	-	-	-	-	-	-	-	-	-	-	-	-	-
85	Total 408000 · Spa and Fitness Center	27,049	31,800	31,751	35,990	31,542	22,028	20,482	30,956	21,500	32,890	27,472	31,980	345,440
92	Total 409200 · Membership Dues - Income	-	-	-	-	-	-	-	-	-	-	-	-	-
108	Total 409500 · Other Revenue	11,691	11,904	11,601	17,785	6,619	696	477	2,227	4,950	11,145	7,952	7,900	94,947
113	Total 409800 · Discount Programs	-	-	-	-	-	-	-	-	-	-	-	-	-
114	409830 · Common Area Maintenance	4,803	4,803	4,803	1,614	5,018	5,021	5,021	5,021	5,021	1,865	5,021	5,021	53,033
117	**Total Income**	**261,590**	**388,149**	**546,873**	**325,817**	**245,967**	**162,948**	**109,108**	**159,415**	**148,534**	**327,650**	**322,996**	**219,883**	**3,218,929**
118	Cost of Goods Sold													
125	Total 501000 · Merchandise - COGS	5,280	13,796	19,181	10,875	6,220	5,544	4,456	3,348	2,956	10,009	10,844	7,625	100,135
130	Total 502100 · Food - COGS	16,845	25,925	35,208	23,856	17,543	12,970	9,800	12,156	12,481	18,247	20,826	19,195	225,053
135	Total 502200 · Non Alcoholic Beverages - COGS	1,819	2,800	3,802	2,576	1,894	1,401	1,058	1,313	1,348	1,970	2,249	3,573	25,802
141	Total 504100 · Beer - COGS	3,611	5,558	7,548	5,114	3,761	2,781	2,101	2,606	2,676	3,912	4,465	4,115	48,247
147	Total 505100 · Wine - COGS	1,391	2,141	2,907	1,970	1,449	1,071	809	1,004	1,031	1,507	1,720	1,585	18,584
148	Total 504000 · Beer and Wine - COGS	5,002	7,699	10,455	7,084	5,210	3,852	2,910	3,610	3,706	5,419	6,184	5,700	66,832
153	Total 506000 · Liquor - COGS	4,236	6,519	8,853	5,999	4,411	3,261	2,464	3,057	3,138	4,588	5,237	4,827	56,590
156	Total 509500 · Activities and Other Events	-	-	-	-	-	-	-	-	-	-	-	-	-
157	Total 509000 · Other - Cost Of Sales	-	-	-	-	-	-	-	-	-	-	-	-	-
158	Total COGS	33,182	56,738	77,500	50,390	35,278	27,028	20,689	23,484	23,630	40,234	45,339	40,920	474,412
159	Gross Profit	228,408	331,411	469,373	275,428	210,689	135,920	88,418	135,931	124,904	287,416	277,657	178,964	2,744,518
160														
161	Expense													
168	Total 601000 · Salaries & Wages	70,332	72,856	73,352	96,521	79,405	63,253	62,573	63,397	65,381	105,867	72,528	71,408	896,872
169	601600 · Commissions & Bonus	15,977	17,183	16,129	15,993	19,726	14,957	11,360	16,735	12,984	17,747	11,379	17,312	187,482
170	601700 · Casual Labor	-	-	-	-	-	-	-	-	-	-	-	-	-
175	Total 601800 · Contract Labor	-	-	-	-	-	-	-	-	-	-	-	-	-
176	602000 · Employee Expenses													
183	Total 602100 · Payroll Taxes	8,783	8,948	8,622	10,158	8,396	6,007	5,819	5,957	6,200	9,937	6,830	6,983	92,640
190	Total 602400 · Workers Compensation Insurance	1,848	1,747	1,767	2,214	2,042	1,576	1,562	1,595	1,649	2,591	1,767	1,755	22,113
196	Total 602800 · Payroll Administration Expenses	1,086	1,097	1,100	1,170	1,140	1,051	1,049	1,054	1,066	1,232	1,095	1,090	13,231
197	Total 602000 · Employee Expenses	11,717	11,793	11,489	13,541	11,578	8,634	8,431	8,607	8,914	13,760	9,692	9,828	127,985
203	Total 603000 · Employee Benefits	4,789	4,789	4,799	5,001	4,878	4,789	4,789	4,789	4,799	5,095	4,799	5,799	59,115
204	605000 · Employee Uniforms	1,600	500	500	-	-	1,000	-	-	500	1,300	-	-	5,400
205	606000 · Automobile Expense	100	100	100	100	100	100	100	100	250	250	250	650	2,200
206	607000 · Travel and Entertainment													
207	607100 · Entertainment	-	-	-	-	-	-	-	-	-	-	-	-	-
208	607200 · Meals	480	500	-	-	-	-	-	-	-	-	-	-	980
209	607300 · Travel	2,000	-	2,000	-	2,000	-	2,039	-	2,000	-	2,000	-	12,039
210	Total 607000 · Travel and Entertainment	2,480	500	2,000	-	2,000	-	2,039	-	2,000	-	2,000	-	13,019
211	607400 · Travel Reimbursement	-	-	-	-	-	-	-	-	-	-	-	-	-
212	608000 · Employee Training & Education	-	-	-	-	-	-	-	-	-	-	2,000	-	2,000
214	609900 · Employee Expenses - Other	-	-	-	-	-	-	-	-	-	-	-	1,500	1,500
215	701000 · Events and Tournaments													
216	701010 · Member Events	-	-	-	-	-	-	-	-	-	-	-	3,000	3,000
217	701020 · Other Events	-	-	-	-	-	-	-	-	-	-	250	-	250
218	701030 · Junior Events	-	-	-	-	-	-	-	-	-	-	-	-	-
219	701040 · Kid's Activities	-	-	-	-	-	-	-	-	-	-	-	-	-
220	701200 · Event - Rental Equipment	-	-	-	-	-	-	-	-	-	-	-	-	-
221	701300 · Events & Tournament Expense	-	-	-	-	-	-	780	-	1,428	-	-	793	3,002
222	701310 · Tournament Prizes & Awards	-	-	-	-	-	-	-	-	-	-	-	-	-
223	701400 · Music and Entertainment	-	250	-	-	-	-	-	150	-	-	-	500	900

Page 1 of 2

EXHIBIT C

G	H	I	J	K	L	M	N	O	P	Q	R	S	T	AA
224	701600 · Swim Team Expense	-	-	-	-	-	-	-	-	-	-	-	-	-	
225	701500 · Company Events	-	-	-	-	-	-	-	-	-	-	-	-		**Page 1 of 2**
226	**Laughlin Ranch Consolidated Budget**														
227	**Operating Budget- P&L Summary**														
228	**2015 Budget & Forecasting**														
229	Total 701000 · Events and Tournaments	-	250	-	-	-	-	780	150	1,428	-	250	4,293	7,152	
238	Total 702000 · Operating Cost	-	-	-	-	-	-	-	-	-	-	-	-	-	
242	Total 703000 · Centralized Services	3,600	3,600	3,600	3,600	3,600	3,600	3,600	3,600	3,600	3,600	3,600	3,600	43,200	
255	Total 703200 · Marketing and Advertising	2,830	6,163	11,410	1,750	9,565	1,403	3,582	2,659	2,800	2,500	2,700	2,400	49,762	
256	703400 Affiliate Expenses	-	-	-	-	-	-	-	-	-	-	-	-	-	
263	Total 703500 · Member Expenses	-	-	-	-	-	-	-	-	-	-	-	-	-	
271	Total 703800 · Contract Services	2,250	2,250	2,250	2,250	2,250	2,250	2,250	2,250	2,250	2,250	2,250	2,250	27,000	
280	Total 704000 · Course and Grounds Maintenance	300	300	300	300	300	300	300	300	600	300	300	300	3,900	
290	Total 704600 · Repairs - Equipment	2,690	3,821	6,394	3,731	6,821	4,147	4,639	5,735	8,014	4,082	5,347	7,994	63,415	
301	Total 704800 · Repairs - Buildings	550	1,550	550	1,750	550	550	550	1,163	1,550	550	550	903	10,766	
321	Total 705000 · Supplies	6,662	7,599	11,041	6,107	4,469	7,606	6,852	4,009	5,353	5,813	6,785	8,067	80,361	
322	705500 · Demo Equipment Expenses	-	-	-	-	-	-	-	-	-	-	-	-	-	
323	705550 · Equipment Expense	-	-	-	-	-	-	-	-	-	-	-	-	-	
324	705600 · Office Supplies	100	100	100	100	100	100	100	100	160	160	960	160	2,240	
325	705700 · Postage and S & H	37	182	270	214	98	120	268	100	100	100	100	100	1,689	
326	705800 · Printing & Reproduction	-	-	-	-	-	-	-	-	-	-	-	-	-	
334	Total 706000 · Utilities	43,263	40,342	36,274	36,206	39,805	40,314	38,300	48,723	51,583	52,583	57,102	42,219	526,712	
335	706010 · Gas	-	-	-	-	-	-	-	-	-	-	-	-	-	
336	706200 · Fuel & Oil	-	-	5,249	4,186	103	-	6,525	-	5,000	2,010	2,269	4,587	29,929	
340	Total 706300 · Refuse and Portables	860	860	860	860	860	860	860	860	860	860	860	1,310	10,770	
344	Total 706500 · Telephone	1,779	1,650	1,732	2,143	2,622	1,760	1,948	3,746	1,650	1,750	1,958	2,143	24,880	
345	706600 · Alarm/Security Services	150	150	150	150	150	150	150	150	300	150	150	150	1,950	
346	706700 · Music and Cable Service	479	479	479	479	479	479	479	479	479	479	479	479	5,750	
347	706800 · Dues and Subscriptions	-	1,100	-	-	501	-	-	-	-	-	-	-	1,601	
348	706900 · Pest Control	250	250	250	250	250	250	250	250	250	250	250	250	3,000	
353	Total 707000 · Chemicals & Pesticides	-	3,584	-	-	7,263	-	5,528	7,000	-	-	7,000	5,660	36,035	
354	707100 · Fertilizer	-	4,884	-	-	701	-	-	-	-	6,806	3,679	-	16,070	
362	Total 707300 · Sand, Seed and Dressing	-	1,000	1,418	-	1,000	903	1,000	30,000	17,000	1,831	1,308	-	55,461	
365	Total 707800 · Common Area Upkeep	-	-	-	-	-	-	-	-	-	-	-	-	-	
366	707900 · Small Tools	-	-	-	-	-	-	-	-	150	50	150	50	400	
367	708300 · License and Permits	2,050	782	200	200	200	300	200	254	200	842	250	300	5,778	
375	Total 709700 · Bank Expenses	5,924	8,500	11,685	7,017	5,569	3,926	2,759	3,772	3,711	7,238	7,225	5,094	72,421	
376	709800 · Gifts	-	-	-	-	-	-	-	-	-	-	-	-	-	
377	709900 · Miscellaneous Expense	-	-	-	-	-	-	-	-	-	500	165	-	665	
384	Total 801000 · Professional Fees	10,300	10,300	10,300	10,300	10,300	10,300	10,300	10,300	10,300	10,300	10,300	10,300	123,600	
385	8015750 · Sales Management	-	-	-	-	-	-	-	-	-	-	-	-	-	
386	801590 · Affiliate Expenses	-	-	-	-	-	-	-	-	-	-	-	-	-	
395	Total 802000 · Equipment Lease Expense	6,474	6,474	6,474	6,474	6,474	6,474	6,474	6,474	6,474	6,474	6,474	6,474	77,688	
399	Total 803000 · Rental Expense	-	-	-	-	-	-	312	-	-	-	-	-	312	
405	Total 804000 · Insurance	4,397	4,591	5,024	5,024	5,024	5,024	5,024	5,024	5,024	5,024	5,024	5,024	59,228	
412	808000 · US Trustee Quarterly Fees	-	-	-	-	-	-	-	-	-	-	-	-	-	
413	Total 805000 · Taxes	290	185	505	330	80	215	439	300	300	300	300	300	3,544	
414	Total Expense	202,231	218,666	224,884	224,577	226,820	183,763	192,761	231,024	223,963	260,824	230,434	220,904	2,640,851	
415	Net Ordinary Income	26,176	112,745	244,489	50,850	(16,131)	(47,844)	(104,343)	(95,093)	(99,059)	26,592	47,223	(41,940)	103,666	
451	Net Other Income	-	-	-	-	-	-	-	-	-	-	-	-	-	
452	Net Income before property tax and alloc of DRA cost	26,176	112,745	244,489	50,850	(16,131)	(47,844)	(104,343)	(95,093)	(99,059)	26,592	47,223	(41,940)	103,666	
453															
454															
475	Property Taxes	3,750	3,750	3,750	3,750	3,750	3,750	3,750	3,750	3,750	3,750	3,750	3,750	45,000	
476	Allocation of DRA Costs	1,000	1,000	1,000	1,000	1,000	1,000	1,000	1,000	1,000	1,000	1,000	1,000	12,000	
477	Total Expense	4,750	4,750	4,750	4,750	4,750	4,750	4,750	4,750	4,750	4,750	4,750	4,750	57,000	
478															
479															
480	**Net Income**	21,426	107,995	239,739	46,100	(20,881)	(52,594)	(109,093)	(99,843)	(103,809)	21,842	42,473	(46,690)	46,666	
481															
482															
483															**Page 2 of 2**
484															

Page 2 of 2

EXHIBIT C

Exhibit 10.3

EXHIBIT D
MINIMUM RELEASE PRICES

Asset	Release Price
Scottsdale Canal (Loan)	$8,600,000
Oasis Medical Building	$10,200,000
Legend – Apple Valley	$7,400,000
Serramonte (Loan)	$4,780,000
Hi-Lo Ranch	$4,300,000
LR Renaissance Lots	$1,560,000
LR Renaissance Clubhouse	$1,170,000
Avocet	$1,680,000
Buena Yuma	$2,565,000
Pomegranate (Loan)	$510,000

EXHIBIT D

Exhibit 10.3

EXHIBIT E
REQUIRED WORK

Project	City	State	Completion Date	Required Work
Buena Yuma - Buckeye	Buckeye	AZ	12/31/2015	Entitlements for Preliminary Plat Map

EXHIBIT E

Exhibit 10.3

EXHIBIT F

RENT ROLL AND LIST OF LEASES

Attached.

EXHIBIT F

Exhibit 10.3

SCHEDULE 1
NON-OPERATING BORROWERS
AZ-WATERS EDGE, LLC, an Arizona limited liability company

HL NEWCO, LLC, a Delaware limited liability company

NT 233 OAK CREEK LOTS, LLC, an Arizona limited liability company

CA-DALEY, LLC, an Arizona limited liability company

IMH LR REAL ESTATE, LLC, an Arizona limited liability company

SOUTHWEST ACQUISITIONS, LLC, a Delaware limited liability company

IMH SPECIAL ASSET NT 139, LLC, a Delaware limited liability company

BUENA YUMA, LLC, an Arizona limited liability company

IMH SPECIAL ASSET NT 140, LLC, an Arizona limited liability company

SCHEDULE 1

Exhibit 10.3

SCHEDULE 2
OPERATING ASSETS
Oasis Office Building – 11929 W Airport Blvd., Stafford, TX
Laughlin Ranch Renaissance Clubhouse – 1360 William Hardy Drive, Bullhead City, AZ

SCHEDULE 2

Exhibit 10.3

SCHEDULE 3
LITIGATION

CASE NAME	COURT AND CAUSE NO.	ATTORNEYS REPRESENTING IMH	SUMMARY AND STATUS
Romanik v. HL, LLC; IMH Special Asset NT 233, LLC, et al.	Case No. V1300CV201180371, Yavapai County Superior Court	Brian J. Cosper Fidelity National Law Group (602) 889-8150 Brian.cosper@fnf.com
Plaintiffs Carl and Mary Romanik filed a quiet title action against Defendants seeking to acquire by adverse possession or obtain a prescriptive easement over a small amount of land owned by Defendants that is situated between the boundary of the Romanik property and the north bank of Oak Creek (the “Disputed Property”).

A settlement conference was held on 12/22/14. Fidelity will obtain a survey with regard to the sliver of land. The parties have agreed to continue a second settlement conference in March, 2015.

SCHEDULE 3

Exhibit 10.3

SCHEDULE 4
ASSET LOAN DEFAULTS
None

SCHEDULE 4